UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
April 1, 2020

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. The meeting will be held as a virtual meeting on Thursday, May 14, 2020. The meeting will begin at 8:30 a.m. Pacific Time. You will be able to attend the annual meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NMIH2020 when you enter the 16-digit Control Number provided to you by us on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Prior to and during the meeting you may vote on the proposals described in this proxy statement. Your vote is important. Even if you plan to participate in the meeting, we encourage you to vote as soon as possible over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote online during the meeting until voting is closed.
The accompanying Notice of 2020 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting and include important information about the meeting and the voting process.
Sincerely,
Bradley M. Shuster
Executive Chairman

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NMI Holdings, Inc.:
The 2020 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 14, 2020, at 8:30 a.m. Pacific Time, to vote on the following matters:

1.	Election of nine directors;

2.	Advisory approval of our executive compensation;

3.	Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and

4.	Any other matters that properly come before the Annual Meeting.
You will be able to attend the Annual Meeting via live audio webcast and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2020 when you enter your 16-digit Control Number provided to you by NMI on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.
The record date for the Annual Meeting is March 16, 2020. Only stockholders of record at the close of business on that date are entitled to notice and to vote. Each stockholder of record will be entitled to one vote for each share held on the record date.
Beginning on or about April 1, 2020, we will send to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.
Your vote is important. Even if you expect to attend the Annual Meeting via the live audio webcast, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote again in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors
Bradley M. Shuster
Executive Chairman

April 1, 2020

Proxy Statement Summary
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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about April 1, 2020. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
Meeting Information
Date and Time:    Thursday, May 14, 2020, at 8:30 a.m. Pacific Time
Location:    Virtual Meeting at www.virtualshareholdermeeting.com/NMIH2020
Record Date:    March 16, 2020
Matters to Be Voted Upon

Proposals	Required Approval	Board Recommendation	Page Reference
Election of directors	Plurality of Votes Cast	FOR each nominee	4
Advisory approval of executive compensation	Majority of Shares Present or Represented	FOR	39
Ratification of the appointment of BDO USA, LLP as NMI's independent auditors	Majority of Shares Present or Represented	FOR	40
How to Vote
If you were a registered stockholder on the record date, you may vote your shares of Class A common stock by visiting our online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern on April 2, 2020. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 13, 2020. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described on page 1 of our Proxy Statement below. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers.
Your vote is important. Please vote.

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Proxy Statement Summary
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DIRECTOR NOMINEES

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Bradley M. Shuster	65	2012	Executive Chairman, NMI Holdings, Inc.	—	2
Steven L. Scheid*§	66	2012	Former Partner, Strategic Execution Group, Former Chairman and Chief Executive Officer, Janus Capital Group Inc.	CC; GNC**	—
Michael Embler*	55	2012	Former Chief Investment Officer, Franklin Mutual Advisers LLC	AC**, CC	2
James G. Jones*	71	2012	Former Chairman and Chief Executive Officer, AccountNow, Inc.	GNC, RC**	__
Lynn S. McCreary*	60	2019	Chief Legal Officer and Chief Compliance Officer, Fiserv, Inc.	GNC, RC	—
Claudia J. Merkle	61	2019	Chief Executive Officer, NMI Holdings, Inc.	—	—
Michael Montgomery*	64	2012	Former Chief Compliance Officer, Glendon Capital Management, Former Chief Executive Officer, Barclays Group US, Inc.	AC, RC	—
Regina Muehlhauser*	71	2017	Former President, Bank of America, San Francisco	AC, RC	—
James H. Ozanne*	76	2012	Former Executive Vice President, GE Capital Corporation	CC**, GNC	—
AC = Audit Committee; CC = Compensation Committee; GNC = Governance and Nominating Committee; RC = Risk Committee

*	Independent Director

**	Committee Chair

§	Lead Independent Director
PERFORMANCE HIGHLIGHTS AND STRATEGY
We believe that our success traces to our founding principles, whereby we aim to help qualified individuals achieve their homeownership goals, ensure that we remain a strong and credible counter-party, deliver a unique customer service experience, establish a differentiated risk management approach that emphasizes the individual underwriting review or validation of the vast majority of the loans we insure, utilize our proprietary Rate GPS pricing platform to dynamically evaluate risk and price our policies, and foster a culture of collaboration and excellence that helps us attract and retain experienced industry leaders. Our strategy is to continue to build on our position in the private mortgage insurance market, expand our customer base and grow our insured portfolio of high-quality residential loans by focusing on long-term customer relationships, disciplined and proactive risk selection and pricing, fair and transparent claims payment practices, responsive customer service, financial strength and profitability.
We have achieved strong and consistent results to date, which we believe are supported by our core principles and growth strategies described above. Our active customer relationships grew in 2019 to 1,095, compared to 1,005 active customer relationships as of December 31, 2018. Our insurance portfolio also experienced significant growth in 2019, with primary insurance-in-force (IIF) of $94.8 billion as of December 31, 2019, representing a 38% increase over primary IIF as of December 31, 2018. In 2019, our new insurance written (NIW) was $45.1 billion, representing growth of 65% over 2018. This growth is reflected in our strong financial performance in 2019, with net premiums earned of $345 million (representing a 37% increase compared to 2018) and net income of $172 million (representing a 59% increase compared to 2018). In 2018, we achieved our long-term goal of mid-teen returns, with return on equity (ROE) of 17.8%, and we built on that success in 2019, with ROE of 21.1%. We believe that our past success and strategic focus will allow us to continue to capitalize on the growing market opportunity, achieving our goals of assisting our growing customer base and delivering strong returns to our shareholders in a manner that is balanced, profitable and broadly sustainable.

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Proxy Statement Summary
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CORPORATE GOVERNANCE
Our Board of Directors oversees the development and execution of our strategy. We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012.
Our Board also believes that communications with stockholders and responsiveness to stockholder sentiment are crucial to the long-term success of the company. Our investor relations and management regularly meet with investors, prospective investors, and investment analysts to discuss our business and strategy. Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Governance Highlights
Important components of our overall governance profile include:

•	Annual election of directors

•	78% (7 out of 9) director nominees are independent

•	Robust Lead Independent Director duties

•	Demonstrated commitment to board refreshment

•	Annual Board and Committee evaluations

•	Regular executive sessions of independent directors

•	Risk oversight by Board and Committees

•	Stockholder outreach/engagement

•	Stock ownership requirements

•	Board continuing education policies
See page 9 for additional information regarding our governance profile.
Environmental and Social Objectives
We believe our business serves an important social function at its core: we assist what we believe to be first-time and low down-payment borrowers achieve their goals of home ownership. We believe that access to home ownership is central to our customers and the communities we serve. Our business puts us at the intersection of home access and home affordability wherein we help borrowers overcome the down payment hurdle of buying homes. Our mortgage insurance products facilitate secondary market sales of residential mortgages, primarily to Fannie Mae and Freddie Mac (the GSEs), and provide lenders and investors a means to diversify and mitigate their exposure to mortgage credit risk. With our private capital standing in a first loss position, we play a crucial rule in protecting U.S. taxpayers from exposure to credit losses experienced by the GSEs, who are effectively guaranteed by the government.
We also believe that corporate culture and employee satisfaction is crucial to our continued success and ability to serve our customers and their communities. Hiring and retaining talented, dedicated employees is an important component of our ability to foster a culture of collaboration, trust and diversity. We also encourage our employees to give back to their communities, including by providing our employees with paid time off to volunteer.

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Proxy Statement Summary
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The core values and cultural goals underlying our corporate philosophy are broadly conveyed throughout the Company by our People, Profit, Customer & Community (PPCC) initiative. The vision underlying our PPCC initiative is to empower our employees to embrace their roles as key contributors to achieving our business goals, through their own leadership to create an employee-driven, collaborative environment. PPCC embodies the following tenets:

PEOPLE:	Fostering a culture that encourages entrepreneurial and collaborative spirit that drives passion and inspiration across all employees in the Company.

PROFIT:	Empowering all employees to invest in achieving the Company's financial goals, in alignment with the interests of our stockholders.

CUSTOMER:	Building strong relationships and providing unparalleled customer service.

COMMUNITY:	Giving back to the communities where we live and work.
As part of our community initiative, we recently launched a partnership with Mortgage Bankers Association (MBA) Opens Doors Foundation. MBA Opens Doors was formed in 2011 with the mission of helping vulnerable families with critically ill or injured children stay in their homes while a child is in treatment. Beginning on January 1, 2020, we donate a portion of the premium payments we receive on every new policy we originate to the MBA Opens Doors Foundation.
As a financial services company, we have a limited environmental footprint, and we strive to minimize the impact of our operations on the environment. Our headquarters in the San Francisco bay area, our only office location, is a LEEDS certified building. We have also adopted sustainable practices to support recycling and the use of recycled and recyclable materials in our operations in order to further support an efficient environmental footprint.
COMPENSATION PRACTICES
We design our executive compensation program to drive the creation of long-term stockholder value. We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. The Compensation Committee and management believe our executive compensation program must be flexible, with annual incentive and equity awards that consider corporate performance, while rewarding individual efforts advancing our corporate goals and performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We have emphasized performance-based compensation primarily through annual cash-based awards that appropriately motivate executives and reward them for delivering results against Compensation Committee-approved objectives. We have historically focused our equity awards primarily on a combination of (i) options and (ii) time-based restricted stock unit (RSU) awards. In 2020, we added in lieu of options, performance-based RSU awards (PRSUs) for our named executive officers that vest after three years based on meeting cumulative performance metrics, which we believe will further tie our executive compensation to long-term performance and further incentivize our named executive officers to achieve sustainable long-term returns.

2020 PROXY STATEMENT    iv

Table of Contents
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TABLE OF CONTENTS

Proxy Statement	1

ITEM 1 - ELECTION OF DIRECTORS	4

Information about Our Directors	4
Personal Attributes and Skills of the Director Nominees	7
2019 Director Compensation	8
Stockholder Vote Required	8
Board Recommendation	8

Corporate Governance and Board Matters	9

Board Leadership	9
Corporate Governance	9
Communicating with the Board	9
Environmental and Social Objectives	9
Board Committees	10
Board Oversight of Risk	12
Corporate Governance Guidelines	13
Stock Ownership Guidelines	13
Business Conduct and Ethics Policy	13
Director Independence	13
Related Person Transactions	13

Executive Officers	15

Compensation of Named Executive Officers	16

Compensation Discussion and Analysis:	16
Executive Summary	16
Our Process for Executive Compensation	19
Elements of Executive Compensation Program	21
Other Aspects of our Executive Compensation Program	24
Compensation Committee Report	25

Compensation of Named Executive Officers (cont.)

Compensation and Related Tables:	26
2019 Summary Compensation Table	26
Employment Arrangements with our NEOs	27
Grants of Plan-Based Awards for 2019	28
Outstanding Equity Awards at 2019 Fiscal Year-End	29
Option Exercises and Stock Vested during Fiscal Year 2019	30
Shuster Performance-Based RSU Award	30
Potential Payments upon Termination of Employment or Change in Control	31
CEO Pay Ratio	35

Beneficial Ownership of Common Stock	36

Shares of Class A Common Stock Beneficially Owned	36
Greater than 5% Stockholders, as of March 25, 2020	37
Equity Compensation Plans Information	38

ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	39

Stockholder Vote Required	39
Board Recommendation	39

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	40

Audit and Other Fees	40
Stockholder Vote Required	40
Board Recommendation	40

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures	i

Non-GAAP Financial Measure Reconciliation	ii

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Proxy Statement
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PROXY STATEMENT

This proxy statement is delivered in connection with the solicitation of proxies by the Board of Directors (the Board) of NMI for use at our 2020 Annual Meeting to be held as a virtual meeting on Thursday, May 14, 2020, at 8:30 a.m Pacific Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2020 when you enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (the Availability Notice) or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described in this proxy statement below. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our or us.
This proxy statement and form of proxy card are first being sent to stockholders on April 1, 2020, in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2020 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING AND PROXY STATEMENT
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the nine directors named in this proxy statement, an advisory vote on our executive compensation, and the ratification of the appointment of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2020.
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 16, 2020, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 68,609,008 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Beginning on or about April 1, 2020, we will send to our stockholders the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
Pursuant to rules adopted by the SEC, we are delivering a single copy of the Availability Notice and, if applicable, proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This "householding" process will save us printing and mailing expenses and reduce the environmental impact of our Annual Meeting. Stockholders who participate in householding will continue to be able to receive separate proxy cards and vote separately. Upon request, we will deliver a separate copy of the Availability Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you would like to receive a separate copy, please send a request to the Corporate Secretary at our executive offices. If your shares are held of record by a broker, bank or other nominee, please contact that record holder to request information about householding.
How do I attend the Annual Meeting?
As permitted by Delaware law and our Third Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2020 on Thursday, May 14, 2020, at 8:30 a.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 16-

2020 PROXY STATEMENT     1

Proxy Statement
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digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
How do I vote my shares?
If you were a registered stockholder on the record date, you may vote your shares of Class A common stock by visiting the Company's online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern on April 2, 2020. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 13, 2020. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described above. After voting is closed during the Annual Meeting you will no longer have the ability to vote your shares.
If you hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to vote separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Under our Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting is required for the advisory approval of our executive compensation and the ratification of the appointment of BDO USA, LLP as our independent auditors.
How may I access the stockholder list?
Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH2020 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone

Proxy Statement
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proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices.
How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the advisory approval of our executive compensation (Item 2); and
"FOR" the ratification of the appointment of BDO USA, LLP as NMI's independent auditors (Item 3).
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2021 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2021 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to December 4, 2020. If, however, the 2021 annual meeting is more than 30 days before or after the anniversary date of the 2020 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2021 proxy statement and to be acted upon at our 2021 annual meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2020 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at ir.nationalmi.com/governance.cfm. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 14, 2021 and no later than the close of business on February 13, 2021. If, however, the date of the 2021 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2021 annual meeting or, if the first public announcement of the date of the 2021 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.
Who bears the cost of this solicitation?
The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How may I obtain a copy of the company's Annual Report on Form 10-K?
Our Annual Report on Form 10-K for the year ended December 31, 2019 has been posted, and is available without charge, on our corporate website at ir.nationalmi.com/financials.cfm. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Whom should I contact with additional questions?
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact John Swenson at (510) 788-8417 or by email at john.swenson@nationalmi.com.

2020 PROXY STATEMENT     3

Item 1 - Election of Directors
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ITEM 1 - ELECTION OF DIRECTORS

Our Bylaws provide that the number of members of our Board will be determined from time to time by resolution of the Board, which currently consists of nine members. Upon election at our annual stockholder's meeting, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated Bradley M. Shuster, Steven L. Scheid, Michael Embler, James G. Jones, Lynn McCreary, Claudia J. Merkle, Michael Montgomery, Regina Muehlhauser, and James H. Ozanne for election to the Board to serve for one year, until our 2021 Annual Meeting of Stockholders.
Information about Our Directors
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders. Although the Board does not have a formal diversity policy, the Board believes that the members of the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities. One-third of our director nominees for our 2020 Annual Meeting are women.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at ir.nationalmi.com/governance.cfm. At present, the Governance and Nominating Committee does not use third parties to help identify nominees for the Board, although it may do so in the future. The Company believes that each director nominee should generally:

✓	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
✓	maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;
✓	have financial services or other relevant industry experience gained through senior management or board of director service;
✓	have prior board experience, either as a director of a public company or as both an executive officer of a public company and a director of a privately held company;
✓	not serve on more than three other boards of directors of public companies;
✓	meet the independence requirements under NASDAQ listing requirements (other than any management directors);
✓	have the ability and be willing to spend the time required to function effectively as a director;
✓	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and
✓	possess independent opinions and be willing to express them in a constructive manner.
In addition, our Corporate Governance Guidelines provide that a majority of our directors must be independent.
The following provides biographical information about each of our director nominees. In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the above-listed criteria and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private mortgage insurance industry.
Bradley M. Shuster, Executive Chairman of the Board
Mr. Shuster, 65, has served as Executive Chairman of our Board since January 2019. Mr. Shuster served as Chairman and Chief Executive Officer from 2012 to 2018. From April 2012 to December 31, 2014, Mr. Shuster also served as our President. With Mr. Shuster's extensive experience developing and operating mortgage insurance companies and insurance industry background, we believe he is qualified to serve as Executive Chairman of our Board. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive

Item 1 - Election of Directors
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of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Mr. Shuster was responsible for PMI's international operations, coordinating both acquisitions and de novo operations in diverse markets including Australia, Canada, Europe and Hong Kong. Prior to leaving PMI, Mr. Shuster was instrumental in the sale of PMI's Australian operations to QBE Group, a global insurance company, for approximately $1 billion. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. He is an independent director of McGrath RentCorp (from 2017) and of Luther Burbank Corporation (from 1999).
Steven L. Scheid, Lead Director
Mr. Scheid, 66, has served as a member of our Board since April 2012. A veteran financial industry executive with over 40 years of experience, Mr. Scheid has a deep expertise in finance, retail strategies, risk management and investment services, and we believe he is qualified to serve on our Board. He served on the boards of Blue Nile Company, an online retailer of diamonds and fine jewelry (2007-2015); Janus Capital Group Inc., a global investment firm (2002-2012); and The PMI Group, Inc. (2002-2009). Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
Michael Embler, Director
Mr. Embler, 55, has served on our Board since July 2012. Mr. Embler has over 20 years of experience in investments and financial markets. Mr. Embler also serves on the boards of American Airlines Group (from 2013), Taubman Centers (from January 2018) and Mohonk Preserve (from 2014), a non-profit nature preserve. Previously, he was on the boards of Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), CIT Group (2009-2016), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from October 1992 to May 2001, he held various positions at Nomura Holdings America. In his role as managing director from 2000 until 2001, Mr. Embler managed a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Based on Mr. Embler's extensive financial industry background, we believe he is qualified to serve on the Board.
James G. Jones, Director
Mr. Jones, 71, has served on our Board since July 2012. Mr. Jones also serves as an independent director on the boards of Advanced Payment Solutions (from 2004), Bora Payment Systems (from 2009), and Qualpay (from 2015) and has previously served on the boards of Community Lend, Visa USA, E- Loan, Inc., BA Merchant Services, DebtMarket, Residential Capital, LLC and Bank of America, NA. Previously in his career, he held senior executive positions for major banks and financial services companies. From May 1992 to September 2000, Mr. Jones served as the group executive vice president for consumer credit and subsequently as president of direct banking at Bank of America. He was a vice chairman at Providian Financial Services from September 2000 to June 2003. He was a senior executive vice president with Universal Savings Bank from November 2004 to March 2006. He subsequently served as chief executive officer of Aegis Mortgage from October 2006 to February 2007, after which he served as the chief executive officer at GMAC Residential Capital, a major participant in US residential finance, from February 2007 to August 2008. From January 2010 to January 2015, Mr. Jones served as the chairman and chief executive officer of AccountNow, Inc., a leading internet prepaid card issuer. Mr. Jones also directed consumer finance business lines at Citicorp (1974-1978), Crocker National Bank (1978-1983) (including mortgage servicing) and Wells Fargo (1983-1992) (including residential finance). Mr. Jones holds a B.A. in psychology from Washburn University, an M.A. in industrial psychology from the University of Nebraska at Omaha and an M.B.A. from the University of Kansas. With Mr. Jones' more than 40 years of executive experience in commercial banking, consumer lending, payment processing and related financial services, we believe he is qualified to serve on our Board.

2020 PROXY STATEMENT     5

Item 1 - Election of Directors
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Lynn S. McCreary, Director
Ms. McCreary, 60, has served on our Board since May, 2019 and currently is an executive vice president at Fiserv, Inc., a fortune 500 financial services technology provider, where she serves as chief legal officer and corporate secretary. She is also the chief ethics and compliance officer. She is responsible for the legal affairs of the organization, including mergers, acquisitions and divestitures, commercial contracts, employment matters, securities, intellectual property, litigation and government compliance, as well as ethics and compliance. From 2010-2013, Ms. McCreary served as Fiserv's deputy general counsel, and from 2013-2016, she ran the legal and corporate compliance functions. In her role, Ms. McCreary serves on Fiserv's Executive Committee and is a senior advisor to Fiserv's CEO, board and business leaders on a broad array of business matters. Prior to joining Fiserv, Ms. McCreary spent over 16 years in private practice representing commercial, retail, financial and insurance companies. Ms. McCreary earned a bachelor's degree in Social Marketing from Western New England College and a J.D., with distinction, from Washburn University School of Law.
Claudia J. Merkle, Director and Chief Executive Officer
Ms. Merkle, 61, has served on our Board and as our Chief Executive Officer (CEO) since January 2019. As CEO, Ms Merkle is responsible for the Company's day-to-day management, financial performance and long-term growth strategy. Ms. Merkle served as our President during 2018 and as Chief Operating Officer from 2016 to 2018. From 2013 to 2016, Ms. Merkle served as our Executive Vice President and Chief of Insurance Operations, overseeing all aspects of the Company's insurance operations. Ms. Merkle joined NMI in May 2012 as its Senior Vice President of Underwriting Fulfillment and Risk Operations. A seasoned mortgage industry executive, Ms. Merkle draws on over 25 years of experience in mortgage banking, mortgage insurance, business development and operations, and we believe she is qualified to serve on our Board and as CEO. Prior to NMI, Ms. Merkle served as vice president of national and regional accounts, risk and operations at PMI Mortgage Insurance Co., from 1996 to 2012. She has held previous executive leadership positions within the mortgage banking and mortgage insurance industries, including both national and regional business development, operations and risk management. Earlier in her career, Ms. Merkle served as vice president, regional manager at Meridian Mortgage, from 1990 to 1996, managing retail mortgage originations. She also held roles at Wachovia Bank in training, retail mortgage origination, underwriting, operations and Community Reinvestment Act lending. Ms. Merkle holds a B.S. in management from the Wharton School of Business, University of Pennsylvania.
Michael Montgomery, Director
Mr. Montgomery, 64, has served on our Board since July 2012. He has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 to 2012. From April 2013 to September 2018, Mr. Montgomery served Glendon Capital Management as its chief compliance officer. From July 2010 to April 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC. Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc. the top-tier U.S. holding company for Barclays from 2003 to 2010, and he has significant experience as an audit committee member. From July 2006 to July 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 to 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center. Mr. Montgomery has over 30 years of experience working at global commercial and investment banks, and we believe he is qualified to serve on our Board.
Regina Muehlhauser, Director
Ms. Muehlhauser, 71, joined the Board in March 2017. Ms. Muehlhauser is a seasoned finance executive, with over 30 years of experience in wholesale real estate lending, administration and treasury management services, and we believe she is qualified to serve on our Board. Ms. Muehlhauser retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. BAC is one of the world’s largest financial institutions, serving individual consumers, businesses, institutional investors and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was global treasury management executive, responsible for the sales and delivery of treasury management services to large

Item 1 - Election of Directors
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corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 to 2004, Ms. Muehlhauser reported to the chairman & CEO as executive vice president, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as senior vice president. In 1993, Ms. Muehlhauser was promoted to executive vice president, and during 1994, served as chair of the Diversity Advisory Counsel. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In June 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.
James H. Ozanne, Director
Mr. Ozanne, 76, has served on our Board since April 2012. With over 40 years of experience in the financial services industry, including senior level executive positions at several leasing, rental and consumer finance businesses, we believe Mr. Ozanne is qualified to serve on our Board. Mr. Ozanne served as a director of Ensync, a manufacturer of specialized batteries and alternative electrical energy equipment from 2011 to 2019. From 2012 to 2015, Mr. Ozanne was a director of United Rentals, Inc. From 2007 to 2012, he served as a director (lead director 2010-2012) of RSC Holdings, Inc., a nationwide equipment rental company. From 1989 to 2009, he served as a director of Financial Security Assurance Holdings Ltd., a provider of guaranty insurance on municipal bonds and other public finance projects. Mr. Ozanne was also a director at Distributed Energy Systems Corp., a company that created and delivered wind and hydrogen power solutions, from 2002 to 2009. From 1983 to 1989, Mr. Ozanne served as executive vice president of GE Capital Corporation and was responsible for the consumer finance and operating lease/asset management business units. He served as chief executive officer and chief financial officer of North American Car Corporation, the railcar leasing subsidiary of Flying Tiger Lines, from 1975 to 1983. Mr. Ozanne holds a B.S. from DePaul University. After considering Mr. Ozanne's experience, dedication, and valuable contributions to the Board and its committees, and the director retirement policy contained in our Corporate Governance Guidelines, the Board determined that permitting Mr. Ozanne to continue to serve as a director past the age of 75 was in the best interests of the Company and its stockholders.
Personal Attributes and Skills of the Director Nominees
The Board considers a wide range of attributes when selecting and recruiting candidates. Our nominees have executive experience and skills that are aligned with our business and strategy as follows:

Skill/Experience	Director Candidates
Senior Executive and Corporate Governance: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.	9 out of 9
Public Company and Financial Reporting: Directors bring extensive knowledge of or experience in accounting, financial reporting, auditing processes and standards and public company reporting.	7 out of 9
Financial Services: Directors possess in-depth knowledge of the financial services industry, providing valuable expertise on issues facing the Company and its industry.	9 out of 9
Risk Management and Compliance: Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.	7 out of 9
Technology: Directors possess experience in the development and embracing of new technology as well as leading innovation initiatives at companies.	6 out of 9
Regulated Industries: Directors bring valuable experience with regulated businesses, regulatory requirements and relationships with regulatory agencies.	8 out of 9

2020 PROXY STATEMENT     7

Item 1 - Election of Directors
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2019 Director Compensation
The Board determines director compensation after its review of the Compensation Committee's recommendations. In 2019, our Board approved an increase in the annual compensation package that we pay to each of our non-employee directors, which includes the following elements:

	Non-employee directors	Committee Chair
Annual compensation package	($)	($)
Cash Award	$80,000	$10,000
RSU Award	$120,000	N/A
In addition to receiving the 2019 RSU grant that each of our non-employee directors received, Ms. McCreary was awarded an additional RSU grant with a grant date fair value of $120,000 in connection with joining the Board in 2019, consistent with prior Board compensation practice. We do not pay additional amounts for Board or committee meetings. We pay or reimburse travel and other expenses incurred by our non-employee directors in attending Board meetings. Mr. Shuster and Ms. Merkle are executive officers of the Company in addition to serving as directors and receive compensation as executive officers rather than as directors, as described below in "Compensation of Named Executive Officers."
Compensation for our non-employee directors during 2019 was as follows:

	Fees earned or paid in cash (1)	RSU awards (2)	Total
Name	($)	($)	($)
Michael Embler	$85,000	$119,996	$204,996
James G. Jones	$85,000	$119,996	$204,996
Lynn S. McCreary	$60,000	$239,992	$299,992
Michael Montgomery	$77,500	$119,996	$197,496
Regina L. Muehlhauser	$77,500	$119,996	$197,496
James H. Ozanne	$85,000	$119,996	$204,996
Steven L. Scheid	$85,000	$119,996	$204,996

(1)
Amounts reflect the cash retainers we paid to our non-employee directors in 2019. We paid our directors at the increased rates approved by the Board in 2019 (noted above) beginning in the second quarter of 2019.

(2)
Amounts in this column represent the grant date fair value of the RSUs granted to our non-employee directors in fiscal year 2019, calculated in accordance with ASC Topic 718. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2019 for an explanation of the assumptions made in valuing these awards. The RSUs granted to each non-employee director in 2019 have a target grant date fair value of $120,000 and vest on the first anniversary of the date of grant, subject to continued service on the Board. Ms. McCreary received an additional grant of RSUs with a target grant date fair value of $120,000, which vests in equal installments on each of the second and third anniversaries of the grant date, subject to her continued service on the Board. As of December 31, 2019, each of Messrs. Embler and Montgomery held vested stock options with respect to 37,813 shares of our common stock, Mr. Jones held vested stock options with respect to 25,313 shares of our common stock, Mr. Ozanne held vested stock options with respect to 38,625 shares of our common stock and Mr. Scheid held vested stock options with respect to 27,325 shares of our common stock. As of December 31, 2019, each of Messrs. Ozanne, Scheid, Embler, Jones and Montgomery held 4,354 unvested RSUs, Ms. Muehlhauser held 7,974 unvested RSUs, and Ms. McCreary held 8,708 unvested RSUs.

Stockholder Vote Required
Directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Board Recommendation
The Board unanimously recommends that you vote for each of the director nominees.

Corporate Governance and Board Matters
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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board, led by our Executive Chairman (whose role is separate from our Chief Executive Officer) and Independent Lead Director, oversees the management of the Company and our business. The Board selects our Chief Executive Officer and in conjunction with our Chief Executive Officer selects the rest of our senior management team, which is responsible for operating our business.
The Board met six times during 2019. Each director serving in 2019 attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2019. Our policy is that all of our directors are expected to attend our annual stockholder meeting, which each of our directors attended in 2019.
Board Leadership
Since January 1, 2019, Mr. Shuster has served as Executive Chairman of the Board and Ms. Merkle has served as our CEO and as a director. As part of their ongoing commitment to corporate governance best practices, the Board periodically considers the Company's leadership structure and the role of Lead Director and adapts the Company's leadership structure as circumstances warrant. Separating the roles of Executive Chairman and CEO has facilitated a smooth and successful leadership transition. Under this structure, the Executive Chairman leads the Board in setting and implementing company strategy and direction, assists in the development of strategic plans, chairs Board meetings and serves as mentor to the CEO. The CEO maintains operational responsibilities, collaborates on the Company's strategic direction in conjunction with the Board and executes strategic initiatives. The Board believes this structure allows the CEO to focus more of her time and energy on operations and management and leverages the Executive Chairman's leadership and financial, governance and regulatory experience.
Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012. The Lead Director's responsibilities include:

•
acting as the primary contact between the Company and the independent directors, undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;

•	assisting the Executive Chairman of the Board, as necessary with conducting Board meetings;

•	assisting with preparation of agenda items for meetings of the Board and its committees; and

•	such other duties as the Board may from time to time assign to the Lead Director.
The Board believes that at the current time, separating the roles of Executive Chairman and CEO in this manner, together with an experienced and engaged Lead Director allows for the most effective alignment of corporate governance with stockholder interests.
Corporate Governance
We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
Communicating with the Board
Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Environmental and Social Objectives
We believe our business serves an important social function at its core: we assist what we believe to be first-time and low down-payment borrowers achieve their goals of home ownership, and access to home ownership is central to our customers and

2020 PROXY STATEMENT     9

Corporate Governance and Board Matters
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the communities we serve. Our business puts us at the intersection of home access and home affordability wherein we help borrowers overcome the down payment hurdle of buying homes. We also provide private capital to take on first loss ahead of taxpayers. As discussed in our Proxy Statement Summary, we are focused on minimizing the environmental impact of our operations and furthering social objectives through our business and relationships with our employees, customers and communities.
Board Committees
The Board has four committees: Audit; Compensation; Governance and Nominating; and Risk. Information regarding these committees, in each case describing the committee's purposes, responsibilities and authority, is provided below. Written copies of the charters of each of these committees are available on our website at ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
Audit Committee
The members of the Audit Committee are Messrs. Embler and Montgomery and Ms. Muehlhauser, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC. Mr. Embler is the chairperson of the Audit Committee, and each member of the Audit Committee serves as an "audit committee financial expert" as that term is defined in SEC rules. The Audit Committee met nine times in 2019.
The Audit Committee is responsible for, among other things, monitoring:

•	the integrity of the financial statements of the Company;

•	the independent auditor's qualifications and independence;

•	the performance of the Company's internal audit function and independent auditors;

•	the Company's system of disclosure controls and system of internal controls over financial reporting; and

•	the Company's compliance with legal and regulatory requirements.
Audit Committee Report
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2019, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2019 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2019, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our 2019 10-K, which we filed with the SEC.
Members of the Audit Committee
Michael Embler (Chairperson)
Michael Montgomery
Regina Muehlhauser

Corporate Governance and Board Matters
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Compensation Committee
The members of the Compensation Committee are Messrs. Ozanne, Embler and Scheid, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Each member of the Compensation Committee is an outside director under Section 162(m) of the Internal Revenue Code. Mr. Ozanne is the chairperson of the Compensation Committee. The Compensation Committee met nine times in 2019.
The Compensation Committee is responsible for, among other things:

•
overseeing our executive compensation program, including approving corporate objectives relating to compensation for our CEO, Executive Chairman and other senior executives and determining the annual compensation of our CEO, Executive Chairman and other senior executives;

•	reviewing and approving the compensation policy recommended by management with respect to other employees;

•	determining, subject to ratification by our independent directors, the compensation of our independent directors;

•
evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our CEO and Executive Chairman, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;

•	reviewing and approving incentive and equity-based compensation plans and grants;

•	reviewing transition and succession planning for senior executives; and

•	preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements.
The Compensation Committee has authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy or the Compensation Consultant), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Our Process For Executive Compensation - Role of the Compensation Consultant" for more information about Semler Brossy and the services it provides to the Compensation Committee.
Governance and Nominating Committee
The members of the Governance and Nominating Committee are Messrs. Scheid, Jones and Ozanne and Ms. McCreary, each of whom qualifies as an "independent" director under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Scheid is the chairperson of our Governance and Nominating Committee. The Governance and Nominating Committee met four times in 2019.
The Governance and Nominating Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;

•	reviewing the qualifications and independence of the members of the Board and its committees on a regular periodic basis;

•
recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;

•	leading the Board in its annual review of the Board's and its committees' performance; and

•	recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Item 1 - Election of Directors - Information about Our Directors." The Governance and Nominating Committee will consider recommendations from stockholders regarding director candidates that are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with confirmation of the candidate's consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary. Any recommendation received from a stockholder after January 1 of any year is not assured

2020 PROXY STATEMENT     11

Corporate Governance and Board Matters
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of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.
Risk Committee
The members of the Risk Committee are Messrs. Jones and Montgomery and Ms. Muehlhauser and Ms. McCreary, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Jones is the chairperson of our Risk Committee. The Risk Committee met four times in 2019.
The Risk Committee is responsible for oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:

•	monitoring the performance of the Company's insured books of business and the principal factors affecting performance;

•	discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;

•	reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;

•
reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;

•	assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and

•	reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.
Board Oversight of Risk
Our senior management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board, assisted by the Risk Committee, considers risk throughout the year and also with respect to specific proposed actions.
The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the Board. The Board committees play significant roles in carrying out the risk oversight function.

•
The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent and internal auditors and discusses relevant issues with management and the independent auditors. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.

•	The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and succession planning.

•
The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.

•
The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our mortgage insurance business and investment portfolio.

We believe that our leadership structure, discussed in "- Board Leadership" above, reinforces the Board's risk oversight function. Independent directors chair and make up the entire membership of the committees involved in risk oversight, and we

Corporate Governance and Board Matters
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have established a system of open communication between senior management and directors, with our Executive Chairman and CEO routinely keeping the Board informed about material risks.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Corporate Governance Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Director presides over these sessions (unless the Lead Director delegates such responsibility to another independent director). See "- Board Leadership" above, for information regarding the Lead Director's responsibilities and authority.
The Corporate Governance Guidelines also require a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, to notify the Governance and Nominating Committee, which will then review the circumstances to determine if such director's continued service is appropriate and make a recommendation to the Board, after which the remaining Board members will make their determination of whether that director's continued service is appropriate.
Stock Ownership Guidelines
The Corporate Governance Guidelines further state that directors shall comply with the Company's stock ownership guidelines, as adopted by the Board and amended from time-to-time. The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors, other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of equity awards granted by the Company to their employer. None of our directors is currently under any such obligation. Under the current stock ownership guidelines, the total value of all shares of common stock held by each non-employee director must equal or exceed five times such non-employee director's annual cash retainer (the stock ownership threshold), and each such director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company’s equity plans, until the applicable stock ownership threshold has been met. As of December 31, 2019, each of our directors met the stock ownership requirement. For further discussion of the guidelines applicable to executive officers under the Company's stock ownership policy, see "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Stock Ownership by Executive Officers."
Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. In addition, written copies of the Corporate Governance Guidelines and the Business Conduct & Ethics Policy are available on our website at ir.nationalmi.com/governance.cfm, and we will send them to any stockholder who submits a written request to our Corporate Secretary.
Director Independence
Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of the NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply NASDAQ and SEC independence requirements. In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our Executive Chairman, and Ms. Merkle, our CEO, are "independent" under the applicable rules and regulations of the NASDAQ and the SEC.
Related Person Transactions
In addition to the director and executive officer compensation arrangements discussed in this proxy statement, the following is a summary of the material provisions of various transactions with our executive officers, directors, director nominees, five

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Corporate Governance and Board Matters
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percent or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2019. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.
Registration Rights Agreement
Concurrently with the consummation of the private placement of our Class A common stock in April 2012 (the Private Placement), we entered into a registration rights agreement for the benefit of our stockholders, which includes certain of our officers and directors, as well as our five percent or greater stockholders, with respect to our common stock sold in the Private Placement (the Registration Rights Agreement). Under the terms of the Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering the resale of shares of our common stock sold in the Private Placement (the "shelf registration statement"). The shelf registration statement was initially filed with the SEC on June 21, 2013 and declared effective by the SEC on December 6, 2013. On August 21, 2015, the Company filed and the SEC declared effective a post-effective amendment to the shelf registration statement to deregister all of the shares of common stock that had not been sold pursuant to the shelf registration statement as of that date, because the Company's contractual obligation to maintain the effectiveness of the shelf registration statement had expired. We continue to have certain indemnification obligations under the Registration Rights Agreement. In fulfilling its obligations under the Registration Rights Agreement, to date the Company has incurred legal and filing fees of approximately $1.65 million.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written Related Party Transaction Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Chair, as applicable, shall consider:

•	whether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;

•	the size of the transaction and the amount payable to the related party;

•	the nature of the interest of the related party in the transaction;

•	whether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;

•	whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and

•	any other facts and circumstances that the members of the Committee or Chair, as applicable, deem relevant.

Executive Officers
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EXECUTIVE OFFICERS

The following information is provided with respect to each of our executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Claudia J. Merkle, Chief Executive Officer and Director
Information about Ms. Merkle is provided above in "Item 1 - Election of Directors - Information about Our Directors."
Bradley M. Shuster, Executive Chairman of the Board
Information about Mr. Shuster is provided above in "Item 1 - Election of Directors - Information about Our Directors."
William  J. Leatherberry, Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Mr. Leatherberry, 49, has served as our Chief Legal Officer and Secretary since 2014, responsible for overseeing the Company's legal, compliance and government relations functions and serves on our Executive Committee. Prior to NMI, he served in various executive positions from 2005 to 2013 at Century Aluminum Company, a global producer of aluminum, including as executive vice president, chief legal officer, general counsel and secretary from 2010 to 2013, where he was responsible for compliance, human resources, government relations and the legal affairs of the organization, including mergers, acquisitions and divestitures, contracts, employment matters, securities, intellectual property and litigation. Mr. Leatherberry started his legal career at the Jones Day law firm, with a focus on public company, securities law, merger and acquisition and private equity practices. Mr. Leatherberry holds both a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University in Dallas, Texas.
Patrick Mathis, Executive Vice President and Chief Operating Officer
Mr. Mathis, 59, has served as our Chief Operating Officer since December, 2018, overseeing the Company's insurance operations and information technology functions and serves on our Executive Committee. From May 2018 until December 2018, Mr. Mathis served as the Company's Executive Vice President, Operations and IT, and from 2012 until May, 2018 as Executive Vice President, Chief Risk Officer. He has over 25 years of experience in the insurance, mortgage and financial industries, including executive level positions in the areas of risk and credit management. Prior to NMI, Mr. Mathis served as senior vice president, head of credit risk management for PMI Mortgage Insurance Co., (PMIC), a private mortgage insurer, from January 2009 to May 2012. In that capacity, he managed loss reserving, credit policy formulation and quality control for PMIC underwriters as well as for loans underwritten by customers on a delegated basis. Previously, from January 2005 to December 2008, Mr. Mathis served as senior vice president, chief risk officer at PMI Capital Corporation. In that role, he held oversight responsibility for international mortgage insurance subsidiaries in Australia, Europe, Hong Kong and Canada. Earlier in his career, Mr. Mathis held executive roles in credit and insured portfolio management at XL Capital Assurance and MBIA, Inc. Mr. Mathis holds a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from the University of Texas-Austin.
Adam S.Pollitzer, Chief Financial Officer
Mr. Pollitzer, 41, has served as our Chief Financial Officer since May 2017 and serves on our Executive Committee. Mr. Pollitzer previously served as a managing director in the Corporate and Investment Banking division of J.P. Morgan Securities LLC, a financial institution providing investment, banking and lending services. Mr. Pollitzer joined J.P. Morgan in 2001 as an analyst and held a series of increasingly senior positions with the firm, including serving as vice president from 2008 to 2011 and executive director from 2012 to 2015. During his tenure with J.P. Morgan, Mr. Pollitzer focused on providing advisory and capital raising services to North American insurance companies. Mr. Pollitzer earned a B.B.A. from the Stephen M. Ross School of Business - University of Michigan.
Robert Smith, Chief Risk Officer
Mr. Smith, 50, has served as our Chief Risk Officer since May 2018, overseeing and managing credit risk and internal audit for NMI and serves on our Executive Committee. Mr. Smith joined the Company in 2012 as Vice President of Pricing and Portfolio Analytics and served in that capacity until May 2018. He has more than 19 years of experience in the mortgage and financial services industry, including previous roles at Washington Mutual and PMIC. Mr. Smith is a Chartered Financial Analyst and holds a master's degree in Engineering and an MBA from Stanford's Graduate School of Business.

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Compensation of Named Executive Officers
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COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives and components of our executive compensation program for our named executive officers (NEOs) and how we make compensation decisions. Our NEOs for the year ended December 31, 2019 were:

•	Claudia J. Merkle, Chief Executive Officer

•	Bradley M. Shuster, Executive Chairman

•	Adam S. Pollitzer, Chief Financial Officer

•	William J. Leatherberry, Chief Legal Officer

•	Patrick Mathis, Chief Operating Officer
We present the compensation of our NEOs in the Summary Compensation Table and other compensation tables set forth below in this proxy statement.
Executive Summary
The following summarizes our Company's pay-for-performance objectives and key compensation-related actions that we took in 2019 and demonstrates the alignment of our executive compensation program with Company performance.
Overview of Our Performance in 2019
2019 was a year of standout success for the Company. In addition to delivering strong financial results in 2019, we also successfully transitioned to new leadership, with Ms. Merkle as CEO and Mr. Shuster, our founder, as Executive Chairman. We had a number of notable achievements, including:

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Growing our book of primary insurance-in-force (IIF), the principal source of our future revenue, by 38% in 2019, driven by record new insurance written (NIW) in 2019 of over $45 billion. Our NIW and the growth of our IIF in 2019 was largely attributed to the strength of our relationships with over 1,100 lender customers who delivered a growing amount of high-quality business to us.

•
Continued success of Rate GPSSM, our proprietary risk-based pricing platform, which was introduced in 2018 and establishes loan-level premium rates based on a broad range of variables with proven impact on credit performance. In 2019, Rate GPS continued to measurably improve the risk-profile of our IIF and to be a powerful tool we use to tactically shape the credit mix of our insured portfolio.

•	Driving our expense ratio down to 36.7% in 2019, compared to 46.7% in 2018, through fast-paced growth of our IIF, combined with the Company's persistent focus on efficiency and expense management.

•	Delivering a return-on-equity (ROE) of 21.1% for the year ended December 31, 2019, continuing the achievement since 2018 of our long-term goal of mid-teen returns.

•
Strong revenues driving our continued profitability to produce net income of $172 million and adjusted net income of $182.4 million for the year ended December 31, 2019, compared to net income of $108 million and adjusted net income of $113.3 million for the year ended December 31, 2018.*

*	Adjusted net income is a non-GAAP measure. For a description of how we calculate this measure and for a reconciliation of this measure to the nearest comparable GAAP measure, see Appendix A.
Executive Compensation Highlights
Our executive officer compensation program is administered by the Compensation Committee of our Board (referred to as the Committee in this section). With respect to executive compensation, the Committee, among other things:

•	Assists our Board in fulfilling its responsibilities related to the compensation of our CEO, Executive Chairman and other NEOs;

•	Reviews long-range planning for executive development and succession;

•	Oversees the administration of our compensation plans, in particular our incentive compensation and equity-based plans; and

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•	Evaluates performance, taking into consideration our annual goals and long-range objectives.
See "Corporate Governance and Board Matters - Board Committees - Compensation Committee," above for additional information about the responsibilities of the Committee.
Key matters addressed by the Committee (in consultation with Semler Brossy, its Compensation Consultant) with respect to executive compensation in 2019 included:

•	Successfully guiding the Company through the smooth transition of leadership from Mr. Shuster to Ms. Merkle, as CEO;

•	Conducting a comprehensive review and evaluation of our NEOs' compensation, including changes to further align compensation with corporate performance objectives;

•
Setting performance objectives for the Company's 2019 bonus plan, including incentives to manage costs, write high-quality business to achieve sustainable revenues, achieve objectives for adjusted operating income and strong mid-teen ROE targets; and

•	Developing an equity grant strategy for 2019 that included a mix of options and RSUs for our NEOs.
Executive Compensation Philosophy
We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. With the Company located in the San Francisco Bay Area near Silicon Valley, we compete for talent with other firms that offer competitive compensation packages, including significant equity grants. We structure our compensation program to include a balanced portfolio with multiple elements, consisting of base salary, short-term annual incentive awards and long-term incentive awards through a mix of equity-based awards for all of our NEOs.
The Committee and management believe our executive compensation program must be flexible, with annual salaries, incentive and equity awards that consider corporate performance, while rewarding individual efforts advancing our corporate goals and performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We have emphasized performance-based compensation primarily through annual cash-based awards that appropriately motivate executives and reward them for delivering financial, operational, strategic and individual results against Committee-approved objectives. We have historically generally focused our NEOs' equity awards primarily on a combination of (i) options and (ii) time-based RSUs. In 2020, our NEOs' equity awards will be comprised of a mix of performance- and time-based RSUs, with the performance-based RSUs vesting after three years based on meeting cumulative performance metrics, which we believe will further tie our executive compensation to the Company's long-term performance and further incentivize our NEOs to achieve sustainable long-term returns.
Executive Compensation Policies and Practices
Our compensation-related governance policies and practices align our executive compensation with long-term stockholder interests, as further described in "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program":
Stock Ownership Requirements. The Company's Stock Ownership Policy imposes rigorous stock ownership requirements on our NEOs, with our CEO required to hold Company shares valued at five times her base salary, our Executive Chairman required to hold shares valued at 10 times his base salary, and our other NEOs required to hold shares valued at three times base salary. The Stock Ownership Policy also includes a post-vesting share retention period until the NEO meets the applicable stock ownership threshold.
Absolute Prohibition of Hedging and Pledging. Our policies prohibit our directors and NEOs from engaging in all forms of speculative hedging and pledging transactions involving the Company's equity securities.
Clawback Policy. Our clawback policy applies to cash and equity-based incentive compensation.
Compensation Consultant Performs No Additional Services for Us. The Compensation Consultant is retained by the Committee and performs no other services for the Company.
Compensation Risk Evaluation. Annually, the Committee performs an executive compensation risk evaluation that is designed to ensure that our compensation program does not motivate excessive risk-taking and is not reasonably likely to have a material adverse effect on the Company.

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Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Change-in-Control Severance Plan (CIC Severance Plan) Provides Limited Benefits. A "double trigger" is required before any severance benefits may be paid under the CIC Severance Plan, and cash severance under the plan does not exceed a multiple of 2.0 times an NEO's base salary and bonus.
No Tax Gross-Ups. We do not provide golden parachute excise tax or other income tax gross-ups to any of our NEOs.
NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan) Features.

•	No granting of options with an exercise price less than the fair market value of our common stock on the date of grant;

•	No re-pricing of options without stockholder approval;

•	No payment of dividends before vesting;

•	No recycling of shares tendered to or withheld by the Company to satisfy the exercise price of options or stock appreciation rights;

•	No granting of more than 5% of awards under the plan with a vesting period of less than one-year (subject to limited exceptions); and

•	Limits on non-employee director awards.
Compensation of Ms. Merkle in 2019
On January 1, 2019, Ms. Merkle became the Company's CEO, after serving as President in 2018 and, prior to that, progressing through successively higher ranking executive management positions since she joined the Company in 2012. As CEO, Ms. Merkle is responsible for the Company's day-to-day management, financial performance and long-term growth strategy. Effective January 1, 2019, Ms. Merkle's annual base salary was $650,000, with a target annual bonus opportunity of 100% of her base salary. In 2019, the Committee granted Ms. Merkle a mix of time-based RSUs and stock options with an aggregate grant date value of $1.4 million, which vest in thirds over a three-year period.
The chart below illustrates the components of Ms. Merkle's total annualized target compensation for fiscal year 2019.
Stockholder Engagement
On an ongoing basis, management engages with interested stockholders to discuss our governance and executive compensation practices and compensation philosophy. As of December 31, 2018, we no longer qualified as an "emerging growth company," and, therefore, for the first time in our 2019 proxy statement, we included additional detail regarding executive compensation that was previously not required, including our first "say-on-pay" advisory vote on the 2018 compensation of our NEOs and our first "say-on-frequency" advisory vote on how frequently we should hold future say-on-pay votes. Aligned with our stockholders' preference, we are holding an annual say-on-pay advisory vote in this Proxy Statement as Proposal 2. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee takes into consideration stockholder input, including the outcome of the say-on-pay vote, when it reviews the Company's compensation philosophy and plan design. At our 2019 Annual Meeting, 91% of the votes cast were in favor of the advisory vote to approve our executive compensation paid in 2018. In this Proxy Statement, to provide incremental transparency, we included additional detail highlighting our strong financial performance in 2019, compensation practices, skills and experience of our directors, and environmental and social objectives, among others.

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Our Process For Executive Compensation
Role of the Compensation Committee
The Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee reviews market pay and performance levels, with the help of its Compensation Consultant, on a regular basis. The Committee evaluates, within the context of the broader economy, Company performance against its operation plans and budgets and pay and performance levels at comparable companies. The Committee retains complete and final discretion in determining annual incentive awards and determines the vesting of our NEOs' performance awards, including any PRSUs. In general, the Committee evaluates the Company's performance in light of pre-established objectives that are subject to adjustment under the annual bonus plan and makes its final determination of annual bonus awards and achievement of awards earned based on long-term performance in the first quarter following the end of each performance period.
The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. Each meeting has a primary purpose, and as a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations before acting. The Committee also holds special meetings as necessary in order to perform its duties. In 2019, the Committee met nine times, devoting significant time and attention to management compensation.
Role of the Compensation Consultant
Since 2012, the Committee has used the services of Semler Brossy to assist it in evaluating executive and director compensation programs and levels. During 2019, Semler Brossy assisted the Committee with compensation for non-employee members of our Board and senior executive officers (including for Ms. Merkle as CEO and Mr. Shuster as Executive Chairman); long-term and short-term annual incentive award design; an assessment of the risks associated with the Company's overall compensation policies and practices; and understanding trends in executive and board compensation. In addition, Semler Brossy provided the Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Semler Brossy does not provide any other services directly to the Company. The Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that its work with the Company does not raise any conflicts of interest.
Role of the CEO
As part of its review and determination of the Company's executive compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from Ms. Merkle, our CEO (other than with respect to her own compensation). At the beginning of each year, our CEO oversees the development of corporate and individual objectives for purposes of short- and long-term compensation of each NEO (other than for herself). These objectives are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. As Executive Chairman, Mr. Shuster remains engaged as a key member of the Company's executive management team, collaborating with Ms. Merkle to define the Company's long-term goals and providing oversight and guidance to Ms. Merkle, including with respect to executive compensation. At the end of each year, our CEO reviews with the Committee the achievement of objectives and the performance of our NEOs (other than for herself) and presents recommendations regarding adjustments to compensation to ensure alignment of stockholder interests with our objectives, as well as to reward the executive for performance. The Committee considers our CEO's recommendations, together with review by the Committee's compensation consultant, in making independent determinations regarding executive compensation. Based on our CEO's day-to-day management of our NEOs, she is well-positioned to evaluate their performance and make recommendations as to their overall performance and compensation. As such, Ms. Merkle attends all Committee meetings, other than those portions that are held in executive session, and she is not present during deliberations on matters involving her own compensation.

2020 PROXY STATEMENT     19

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Benchmarking
Our executive compensation philosophy emphasizes competitive objectives for executive pay. The Committee does not benchmark to a specific percentile, but prefers a flexible target range, in order to be mindful of individual differences such as tenure and performance. Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, cash-based annual incentive awards and long-term incentive equity awards.
The companies in our fiscal year 2019 peer group were identified based on the consideration of size (measured by revenue and market capitalization), as well as IPO date, recent growth patterns, geographical scope, and the companies with which we compete for executive talent. The Committee determined it was important to benchmark compensation against a broad data set as the Company continues to grow in size and as its compensation design continues to evolve.
In addition to the peer group, the Committee also utilizes the following data elements for benchmarking:

•	The Company's three direct pure-play competitors within the mortgage insurance industry: Essent Group Ltd., Radian Group, Inc., and MGIC Investment Corporation.

•	Relevant survey information from companies of similar size and geographic scope.
These additional data points played a role in the Committee's competitive benchmarking approach given the Company's size as a recent public company and the limited number of direct business comparators within the mortgage insurance industry.
Our peer group for fiscal year 2019 consists of the companies listed below:

NMI 2019 Peer Group	Mortgage Insurer Direct Competitor	Chose NMI as Peer(1)	Broader Exposure to Insurance and Real Estate	Business
Essent Group Ltd.	X	X	X	Mortgage Insurer
MGIC Investment Corporation	X	X	X	Mortgage Insurer
Radian Group Inc.	X	X	X	Mortgage Insurer
Protective Insurance Group		X	X	Property & Casualty Insurance; Reinsurance
Redwood Trust		X	X	Mortgage Banking & Investments
Assured Guaranty			X	Financial Guaranty Insurer
PennyMac Financial Services			X	Mortgage Service & Lending
Flagstar Bancorp			X	Mortgage Originations & Servicing, Banking
James River Group			X	Specialty Insurance & Reinsurance
Kinsale Capital Group			X	Property & Casualty Insurance
Investors Title			X	Property & Casualty Insurance
Kingstone Cos.			X	Property & Casualty Insurance
National Security Group			X	Property & Casualty Insurance; Life Insurance
Unico American			X	Property & Casualty Insurance

(1)	Based on 2018 proxy statements.

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Elements of Executive Compensation Program
Overview of Compensation Elements
The table below describes the principal elements and characteristics of our executive compensation program, which align with our overall executive compensation philosophy.

Compensation Element	Description	Alignment with Compensation Philosophy
Annual Compensation:
Annual Base Salary	● Fixed component of annual cash compensation that reflects expertise and scope of responsibilities, influenced by market pay levels and trends and individual performance	● Attract and retain key talent with market competitive salaries ● Provide financial certainty and stability ● Recognize individual performance
Short-Term Incentive Program
● Cash-based annual bonus plan historically based on performance relative to Company and, in the case of NEOs other than our CEO and Executive Chairman, individual objectives, and, starting in 2020, based 100% on meeting Company objectives
● Requirement that executive be employed at the time the bonus is paid has a retentive effect

● Balance between short- and long-term corporate objectives that align with Company's pay-for-performance philosophy and stockholders' interests
● Short-term growth important in mortgage insurance business, with each book year of business supporting the long-term growth of the Company

Long-Term Compensation:
Long-Term Incentive Program	● Equity-based, with historical focus on mix of time-based RSUs and options as determined annually, and, starting in 2020, in lieu of options, a focus on performance-based RSUs	● Align management and stockholder interests on increasing share value
Other Executive Benefits:
Retirement Program
● Participation in a 401(k) plan, including a matching contribution by the Company of 100% of the executive's contribution up to 5% of the executive's eligible compensation, which was offered to all eligible employees who participated in the Company’s 401(k) plan in 2019
● Attract and retain key talent ● Provide income security for retirement
Executive Cash Allowance Program	● Fixed cash amount to be used at the discretion of the executive, in lieu of individualized perquisite programs	● Attract and retain key talent ● Provide total compensation package that is competitive in our market and geographic location
Compensation Program Details
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries, effective January 1, 2019.

NEO	2019 Annual Base Salary
Claudia J. Merkle	$650,000
Bradley M. Shuster	$650,000
Adam S. Pollitzer	$500,000
William J. Leatherberry	$460,000
Patrick Mathis	$435,000

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The Committee increased Ms. Merkle's 2019 annual base salary by 24%, from $525,000 to $650,000, to align her compensation with the increased responsibilities of her new role as CEO of the Company. The Committee reduced Mr. Shuster's 2019 annual base salary from $850,000 to $650,000, commensurate with his new role as Executive Chairman in which Mr. Shuster remains engaged as a key member of the Company's executive management team. In addition, the Committee increased each of Messrs. Pollitzer's and Leatherberry's 2019 annual base salaries by 6% and Mr. Mathis' 2019 annual base salary by 2% to:

•	Better align these NEOs' compensation with executives holding similar positions within our peer group;

•
Recognize the breadth of management oversight by these NEOs in that all substantive functional areas of the Company, including operations, information technology, risk, legal, government relations, finance and treasury report to or through these individuals; and

•	Reward the individual contributions of our NEOs to the Company's growth and successful performance.
Short-Term Incentive Program
In order to appropriately motivate and reward our NEOs, and to further align their pay with Company performance, we offer a discretionary bonus program that provides for cash bonuses to be awarded based on the Committee's assessment of executive and Company performance within a framework of financial and operational objectives that are set by the Committee at the beginning of each fiscal year. The Committee sets these objectives as reference points to monitor and evaluate our NEOs' progress toward, and alignment with, the Company's short- and long-term priorities. The Committee has the authority to modify the objectives or their relative weightings, or both, if it deems appropriate or necessary, which the Committee did not do in 2019. Historically, 20% of our NEOs' bonus opportunity, other than our CEO and Executive Chairman, is based on personal performance and is targeted each year at 100% achievement. The Committee believes that the collective efforts of our executive team, rather than any one individual, produce outstanding results for the Company, and unless there is a significant reason to distinguish individual performance, the CEO recommends (and the Committee generally agrees) 100% achievement of the personal performance component of the annual bonus for each NEO. Given the Committee's view that it is the collective efforts of our NEOs rather than that of any one individual, for 2020 and beyond, the Committee chose to eliminate the individual performance element of the short-term incentive program for all NEOs. Generally, the Committee aims to design and implement our annual incentive plans to reward outstanding performance against our corporate objectives significantly above the targeted benchmark. Conversely, the Committee retains discretion and flexibility, as it determines appropriate, to make its final bonus payment decisions for our NEOs' awards, including to reduce any such amount to zero when individual or corporate performance is below expectations. To be eligible to receive any bonus, each executive must be employed with the Company at the time we pay such bonus.
The following table sets forth the target awards established by the Committee for our NEOs for fiscal year 2019.

NEO	Target Award % of Salary	2019 Target Award
Claudia J. Merkle	100%	$650,000
Bradley M. Shuster	100%	$650,000
Adam S. Pollitzer	100%	$500,000
William J. Leatherberry	100%	$460,000
Patrick Mathis	100%	$435,000
In February 2019, the Committee approved corporate performance objectives for fiscal year 2019, with threshold, target and maximum achievement levels, which were developed by the executive management team consistent with the Company's 2019 operational plan and budget approved by the Board. With respect to our corporate performance objectives, the 2019 bonus plan included a 50% payout for threshold achievement, 100% for target achievement and 200% for maximum achievement. Bonus awards are interpolated linearly if actual results fall between the threshold and target measurement points or between the target and maximum measurement points.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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The following table sets forth the corporate performance objectives established by the Committee for our fiscal year 2019 bonus plan, their relative weightings, achievement benchmarks and the Company's actual performance under each objective.

2019 Performance Objectives(1)	Weighting	Threshold	Target	Maximum	Actual Performance
Adjusted Return on Equity	30%	16.0%	18%	21.0%	23.4%
Adjusted Operating Income (In Millions)	30%	$165.8	$187.3	$220.5	$242.2
New Insurance Written (In Billions)	25%	$25.0	$28.0	$35.0	$45.1
Adjusted Expense Ratio	15%	38.75%	37.75%	35.75%	32.45%

(1)	Adjusted Return on Equity, Adjusted Operating Income, and Adjusted Expense Ratio are non-GAAP measures. For a description of how we define these measures under the 2019 bonus plan, see Appendix A.
When setting the 2019 corporate performance objectives, the Committee used a rigorous process to set challenging, yet reasonably attainable objectives intended to support and align with the Company's strategic goals and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. In setting the 2019 objectives, the Committee considered (1) the Company's 2019 operational plan and budget that included then-current economic conditions; (2) the competitive landscape in the mortgage insurance industry; and (3) anticipated capital management initiatives. In 2019, the Company performed above the maximum objective in each category, which the Committee considered when awarding 2019 bonuses to our NEOs.
To reach its final conclusion with respect to bonus awards for our NEOs under the 2019 bonus plan, the Committee considered the Company's achievement against the corporate objectives and, in consultation with the CEO (other than with respect to her own bonus award), the achievements of our NEOs. After evaluating the Company's record financial performance in 2019, achievement of the maximum corporate objectives and the significant accomplishments of our executive team, the Committee approved payment of bonuses to our NEOs, with awards ranging from 180% to 200% of total targeted bonus opportunity. The 2019 bonus awards for Messrs. Pollitzer, Leatherberry and Mathis reflect a target achievement (100%) of the individual objectives and a maximum achievement (200%) of the corporate objectives. We quantify each NEO's 2019 bonus in the "Non-Equity Incentive Plan Compensation" column in the 2019 Summary Compensation Table, below.
Long-Term Incentive Program
Our NEOs may be awarded equity at the discretion of the Committee under the Company's equity plans. Equity awards are intended to further align the interests of our NEOs with the interests of our stockholders and emphasize long-term performance by linking compensation to share price appreciation over a multi-year period and support the retention of our management team.
During fiscal year 2019, the Committee granted the equity awards shown in the table below to our NEOs as part of their target compensation package. Each of these awards vests in thirds over a three-year period.

NEO	Number of Time-Based RSUs	Number of Securities Underlying Options	Grant Date Fair Value of RSUs and Options
Claudia J. Merkle	48,991	40,950	$1,449,482
Bradley M. Shuster	48,991	40,950	$1,449,482
Adam S. Pollitzer	30,419	25,426	$899,995
William J. Leatherberry	27,985	23,392	$827,986
Patrick Mathis	21,318	17,819	$630,729
As determined annually by the Committee, to date, our annual equity award program for NEOs has primarily focused on grants of stock options and time-based RSUs that vest over a three-year period, subject to continued employment. In 2020, in lieu of options, 50% of our NEOs' equity grants consist of PRSUs that are eligible to vest after a three-year performance period, based on meeting cumulative book value per share growth metrics, which we believe will further align our executive compensation to long-term performance and further incentivize our NEOs to achieve sustainable long-term returns.

2020 PROXY STATEMENT     23

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Retirement Plan
Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. In 2019, we offered a 401(k) Company matching contribution for eligible employees who participated in the 401(k) Plan, including our NEOs, of up to 5% of an employee's eligible compensation. Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the NEO as base salary, cash allowance and bonuses. Each of our NEOs was eligible to participate in the 401(k) Plan in 2019. The Company does not sponsor any nonqualified deferred compensation plans or pension plans.
Executive Cash Allowance Program
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2019, the additional compensation under this program was $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for our other NEOs.
Other Aspects of our Executive Compensation Program
Stock Ownership by Executive Officers
Our Stock Ownership Policy, which is administered by the Committee, is applicable to the Company's executive officers, including our Executive Chairman, and non-employee directors. These guidelines were adopted to further underscore that management's interests should be aligned with those of our stockholders. Stock considered owned under the policy includes (i) common shares owned outright by the executive; (ii) shares underlying unvested RSUs; and (iii) "in-the-money" vested options. Under the policy, the total value of all shares of the Company's common stock held by each executive officer must equal or exceed the following multiples of their respective base salaries:

Position	Base Salary Multiple
Executive Chairman	10.0x
Chief Executive Officer	5.0x
Executive Vice Presidents	3.0x
Each executive officer is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. Under the policy, each executive officer is expected to meet the guideline within five years of becoming a participant under the policy. As of December 31, 2019, each of our NEOs met the stock ownership requirement.
Absolute Hedging and Pledging Prohibitions
Our executive officers and directors are subject to the Company's Insider Trading and Information Policy, which includes a complete prohibition on engaging in any form of speculative hedging transaction involving the Company's equity securities. In addition, our executive officers and directors may not hold Company securities in a margin account or pledge such securities as collateral for a loan.
Clawback Policy
The Company's Clawback Policy allows the Company to recover certain cash and equity-based incentive compensation provided to certain covered individuals (including all of the Company's NEOs) after February 9, 2017, if the Company is required to prepare a material accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws.
Tax Considerations and Deductibility of Compensation
Prior to December 22, 2017, when the Tax Cuts and Jobs Act (TCJA) was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. Under the TCJA, the performance-based exception has been repealed. Additionally, once an executive is subject to the limit in one year, the executive will be subject to the limit in all future years. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. In connection with fiscal year 2019 compensation decisions, the Committee considered the potential tax deductibility of executive compensation under Section 162(m), while also delivering competitive levels and forms of compensation.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Severance Plan
The Company's Severance Plan provides for payment of cash severance and healthcare coverage upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan, including a work-force reduction, elimination of an eligible employee's position, lack of work or any other reason approved in the sole discretion of the Company (each, a "Severance Termination"). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs who do not have employment agreements. In 2019, each of our NEOs was eligible to participate in the Severance Plan. Upon a Severance Termination, subject to certain conditions including the applicable executive's execution and non-revocation of a separation agreement and release, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions (paid at the active employee rate) for each full year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions. Also, Mr. Shuster's Offer Letter provides additional severance protections, as described below in "- Potential Payments upon Termination of Employment or change in Control as of December 31, 2019".
Change in Control Severance Plan (CIC Severance Plan)
The Company's CIC Severance Plan contemplates that the Committee will designate from time-to-time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. The Committee has designated each of the Company's NEOs as participants in the CIC Severance Plan. Each executive designated by the Committee to receive benefits under the CIC Severance Plan has received a "participation notice," confirming the terms of the executive's participation, including (i) a severance multiple for purposes of determining the participant's cash severance amount (Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (COBRA Period). Participants in the CIC Severance Plan are also participants in the Severance Plan, but Participants are not entitled to benefits under both plans, to avoid duplication of payments.
The Committee has named each of the Company's NEOs as participants at the following Severance Multiples and COBRA Periods:

NEO	Severance Multiple	COBRA Period
Claudia J. Merkle	2.0x	24 months
Bradley M. Shuster	2.0x	24 months
Adam S. Pollitzer	1.5x	18 months
William J. Leatherberry	1.5x	18 months
Patrick Mathis	1.5x	18 months
The CIC Severance Plan requires a "double-trigger" to be eligible for benefits. The CIC Severance Plan provides that upon a participant's termination of employment without "Cause" or for "Good Reason," (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control," (as defined in the CIC Severance Plan), or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to (A) the sum of the participant's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple; (ii) a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA Period; (iii) a lump sum cash payment equal to the participant's target discretionary bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and (iv) any other earned and vested amounts or benefits that the Company is required to pay or provide or which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on our review and discussions, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
James H. Ozanne (Chairperson)
Steven L. Scheid
Michael Embler

2020 PROXY STATEMENT     25

Compensation of Named Executive Officers | Compensation and Related Tables
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COMPENSATION AND RELATED TABLES
2019 Summary Compensation Table
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our NEOs who were serving as executive officers on December 31, 2019, for services rendered in all capacities during the fiscal years presented.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Claudia J. Merkle, Chief Executive Officer	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$65,504	$3,464,985
	2018	$510,667	$—	$562,496	$187,496	$930,205	$57,547	$2,248,411
	2017	$461,667	$—	$289,999	$290,049	$593,920	$44,304	$1,679,939
Bradley M. Shuster, Executive Chairman	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$62,986	$3,462,467
	2018	$839,583	$—	$2,825,664	$1,274,996	$1,700,000	$66,325	$6,706,568
	2017	$781,250	$—	$1,424,996	$1,300,223	$1,063,125	$58,101	$4,627,695
Adam S. Pollitzer, Chief Financial Officer	2019	$500,000	$—	$674,998	$224,998	$900,000	$45,950	$2,345,946
	2018	$466,250	$—	$477,897	$322,551	$849,600	$42,830	$2,159,128
	2017	$290,265	$—	$2,249,996	$249,999	$560,000	$361,013	$3,711,273
William J. Leatherberry, Chief Legal Officer	2019	$460,000	$—	$620,987	$206,998	$828,000	$45,950	$2,161,935
	2018	$428,167	$—	$440,422	$310,059	$783,000	$43,788	$2,005,436
Patrick Mathis, Chief Operating Officer	2019	$435,000	$—	$473,046	$157,682	$783,000	$45,950	$1,894,678
	2018	$419,833	$—	$430,306	$143,431	$765,000	$42,830	$1,801,400

(1)
Represents the grant date fair value of the time-based RSUs and options, as applicable, granted to our NEOs in the respective fiscal year, calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2019 for an explanation of the assumptions made in valuing these awards.

(2)
The amounts reported in this column for each fiscal year represent each NEO's annual incentive bonus that was earned in such year, awarded at the discretion of the Committee, and paid in the subsequent fiscal year. In 2019, consistent with prior years, we believe our NEOs' bonuses are appropriately disclosed as non-equity incentive plan compensation, because the Committee established corporate performance objectives under the 2019 bonus plan to provide for compensation that was intended to serve as incentive for performance in 2019, notwithstanding that the Committee retained discretion to award payouts of any amount irrespective of the Company's actual performance against such objectives.

(3)
The amounts reported in this column for 2019 include: (a) executive cash allowances of $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for each of Messrs. Pollitzer, Leatherberry and Mathis; (b) matching 401(k) contributions of $14,000 on behalf of each NEO; (c) reserved parking fees for each NEO; (d) spousal travel payments for Mr. Shuster; and (e) insurance benefits for Ms. Merkle.

Compensation of Named Executive Officers | Compensation and Related Tables
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Employment Arrangements with our NEOs
The Company does not have employment agreements with any of our NEOs, each of whom was employed by the Company in 2019 on an "at-will" basis and, other than Mr. Mathis, pursuant to an offer letter. In 2019, Ms. Merkle served as the Company's CEO pursuant to a December 28, 2018 offer letter (Merkle Letter), and Mr. Shuster served as the Company's Executive Chairman pursuant to a December 28, 2018 offer letter (Shuster Letter). Mr. Pollitzer has served as the Company's Chief Financial Officer since 2017, pursuant to a February 1, 2017 offer letter (Pollitzer Letter). Mr. Leatherberry has served as our Chief Legal Officer since 2014, pursuant to a July 14, 2014 offer letter (Leatherberry Letter, and together with each of our NEO's offer letters, the Offer Letters). In 2019, Mr. Mathis served as our Chief Operating Officer.
Among other things, each of the Offer Letters provides that the relevant executive shall (i) receive an annual base salary; (ii) participate in the Company's benefit plans; (iii) be eligible for a discretionary annual cash bonus under the Company's annual bonus plan; and (iv) be eligible for equity grants under the Company's equity plans. Although not memorialized in an offer letter, Mr. Mathis is also eligible for these same benefits. The material components of our NEOs' 2019 employment arrangements are summarized below.
Salary. Each NEO is entitled to an annual base salary as determined annually by the Committee. Each NEO's 2019 base salary is quantified above, in "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Base Salary."
Annual Bonus. Each NEO is eligible for a discretionary annual cash bonus, with a target annual bonus opportunity in 2019 of 100% of the executive's annual base salary. See, "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for a discussion of payment of bonuses to our NEOs under the 2019 Bonus Plan.
Equity Awards. Each NEO has received equity awards under our 2014 Plan and 2012 Stock Incentive Plan (2012 Plan) and remains eligible to receive future awards under both plans. Our NEOs' 2019 equity awards and outstanding equity awards as of December 31, 2019 are described and quantified below under "- Grants of Plan-Based Awards for 2019" and "- Outstanding Equity Awards at 2019 Fiscal Year-End," respectively.
Benefit Plans. Each NEO is eligible to participate in the Company's benefit plans, including the Company's 401(k) retirement plan and the executive cash allowance program, as discussed above in "Compensation Discussion and Analysis - Elements of Executive Compensation Program."
Severance Benefits. In 2019, each NEO was eligible to participate in the Company's Severance Plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Other Aspects of our Executive Compensation Program - Severance Plan." In addition, the Shuster Letter provides enhanced severance benefits for Mr. Shuster if his employment is terminated prior to January 1, 2021 under circumstances that would entitle him to severance benefits under the Severance Plan. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2019" for a description of Mr. Shuster's enhanced severance benefits under the Shuster Letter.
CIC Severance Plan Benefits. Each of our NEOs was a participant in the Company's CIC Severance Plan in 2019. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change In Control Severance Plan (CIC Severance Plan)," above. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2019" for a description of the change-in-control severance benefits that our NEOs would have been eligible to receive as of December 31, 2019.

2020 PROXY STATEMENT     27

Compensation of Named Executive Officers | Compensation and Related Tables
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Grants of Plan-Based Awards for 2019

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name		Threshold ($)	Target ($)	Maximum ($)
Claudia J. Merkle	—	$325,000	$650,000	$1,300,000	—	—	$—	$—
	2/13/2019	$—	$—	$—	48,991	—	$—	$1,087,110
	2/13/2019	$—	$—	$—	—	40,950	$22.19	$362,371
Bradley M. Shuster	—	$325,000	$650,000	$1,300,000	—	—	$—	$—
	2/13/2019	$—	$—	$—	48,991	—	$—	$1,087,110
	2/13/2019	$—	$—	$—	—	40,950	$22.19	$362,371
Adam S. Pollitzer	—	$300,000	$500,000	$900,000	—	—	$—	$—
	2/13/2019	$—	$—	$—	30,419	—	$—	$674,998
	2/13/2019	$—	$—	$—	—	25,426	$22.19	$224,998
William J. Leatherberry	—	$276,000	$460,000	$828,000	—	—	$—	$—
	2/13/2019	$—	$—	$—	27,985	—	$—	$620,987
	2/13/2019	$—	$—	$—	—	23,392	$22.19	$206,998
Patrick Mathis	—	$261,000	$435,000	$783,000	—	—	$—	$—
	2/13/2019	$—	$—	$—	21,318	—	$—	$473,046
	2/13/2019	$—	$—	$—	—	17,819	$22.19	$157,682

(1)
The actual amounts earned in 2019 but awarded and paid in 2020 are shown in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table, above. The amounts shown in this table assume a target achievement (100%) of individual performance objectives for Messrs. Pollitzer, Leatherberry and Mathis. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program" for more information about the components of each NEO's 2019 bonus.

(2)	These RSU grants vest in thirds (rounded down to the nearest whole share) on the first, second and third anniversaries of the grant date.

(3)	These stock option grants vest in thirds (rounded down to the nearest whole share) on the first, second, and third anniversaries of the grant date.

(4)	The amounts included in this column reflect the grant date fair value of stock option and RSU awards to our NEOs in 2019. The grant date fair value was determined in accordance with ASC Topic 718.
While the vesting of the equity awards granted to our NEOs generally requires continued service through the applicable vesting date, in some instances the vesting of such equity awards will be accelerated upon a qualifying termination of employment or in connection with a change in control. For a further description of the treatment of equity upon certain qualifying terminations of employment or in connection with a change in control, see "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2019" below.

Compensation of Named Executive Officers | Compensation and Related Tables
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Outstanding Equity Awards at 2019 Fiscal Year-End
The following table provides our NEOs' outstanding equity interests as of December 31, 2019:

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Claudia J. Merkle	2012	12,000	—	—	$10.00	11/7/2022	—	$—	—	$—
	2013	30,247	—	—	$11.75	2/14/2023	—	$—	—	$—
	2017	49,194	24,597 (1)	—	$11.10	2/9/2027	8,710 (2)	$288,998	—	$—
	2018	9,571	19,142 (3)	—	$18.70	2/7/2028	20,054 (4)	$665,392	—	$—
	2019	—	40,950 (5)	—	$22.19	2/13/2029	48,991 (6)	$1,625,521	—	$—
Bradley M. Shuster	2012	51,250	—	—	$10.00	4/24/2022	—	$—	—	$—
	2013	133,333	—	—	$11.75	2/14/2023	—	$—	—	$—
	2014	151,700	—	—	$12.32	2/12/2024	—	$—	—	$—
	2015	263,800	—	—	$8.50	2/12/2025	—	$—	—	$—
	2017	220,524	110,264 (1)	—	$11.10	2/9/2027	—	$—	—	$—
	2018	65,084	130,168 (3)	—	$18.70	2/7/2028	15,152 (4)	$502,743	160,472 (7)	$5,324,461
	2019	—	40,950 (5)	—	$22.19	2/13/2029	48,991 (6)	$1,625,521	—	$—
Adam S. Pollitzer	2017	—	22,965 (8)	—	$10.80	5/10/2027	118,827 (9)	$3,942,680	—	$—
	2018	—	16,264 (3)	—	$18.70	2/7/2028	17,038 (4)	$565,321	—	$—
	2018	—	19,435 (10)	—	$16.00	3/15/2028	—	$—	—	$—
	2019	—	25,426 (5)	—	$22.19	2/13/2029	30,419 (6)	$1,009,302	—	$—
William J, Leatherberry	2017	—	16,709 (1)	—	$11.10	2/9/2027	5,917 (2)	$196,326	—	$—
	2018	7,494	14,988 (3)	—	$18.70	2/7/2028	15,702 (4)	$520,992	—	$—
	2018	9,717	19,435 (10)	—	$16.00	3/15/2028	—	$—	—	$—
	2019	—	23,392 (5)	—	$22.19	2/13/2029	27,985 (6)	$928,542	—	$—
Patrick Mathis	2017	—	16,709 (1)	—	$11.10	2/9/2027	5,917 (2)	$196,326	—	$—
	2018	7,321	14,644 (3)	—	$18.70	2/7/2028	15,341 (4)	$509,014	—	$—
	2019	—	17,819 (5)	—	$22.19	2/13/2029	21,318 (6)	$707,331	—	$—

(1)	These stock options vested on 2/9/2020.

(2)	These RSUs vested on 2/9/2020.

(3)	Half of these stock options vested on 2/7/2020, with the other half scheduled to vest on 2/7/2021.

(4)	Half of these RSUs vested on 2/7/2020, with the other half scheduled to vest on 2/7/2021.

(5)	One-third of these stock options (rounded down to the nearest whole share) vested on 2/13/2020, with the second third scheduled to vest on 2/13/2021 and the final third scheduled to vest on 2/13/2022.

(6)	One-third of these RSUs (rounded down to the nearest whole share) vested on 2/13/2020, with the second third scheduled to vest on 2/13/2021 and the final third scheduled to vest on 2/13/2022.

(7)
Represents Tranche 2 of Mr. Shuster's PRSU award, which vested on 2/13/2020 when the Committee determined that the maximum 2019 ROE Goal was achieved and that Mr. Shuster therefore earned 125% of the target number of PRSUs in Tranche 2. See "- Shuster Performance-Based RSU Award," below.

(8)	These stock options are scheduled to vest on 5/10/2020.

(9)
Includes 7,716 unvested RSUs from Mr. Pollitzer's 5/10/2017 award, all of which are scheduled to vest on 5/10/2020, and 111,111 unvested RSUs from Mr. Pollitzer's second 5/10/2017 award, which are scheduled to vest in thirds on 5/10/2020, 5/10/2021 and 5/10/2022.

(10)	Half of these stock options vested on 3/15/2020, with the other half scheduled to vest on 3/15/2021.

(11)	The payout value is based on the $33.18 closing price of our common stock on NASDAQ on 12/31/2019 multiplied by the number of unvested RSUs or PRSUs, as applicable, as of 12/31/2019.

2020 PROXY STATEMENT     29

Compensation of Named Executive Officers | Compensation and Related Tables
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Option Exercises and Stock Vested during Fiscal Year 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Claudia J. Merkle	98,200	$1,645,813	50,114	$1,097,497
Bradley M. Shuster	556,250	$9,515,286	239,175	$5,283,653
Adam S. Pollitzer	63,776	$1,320,547	53,271	$1,415,248
William J. Leatherberry	117,468	$2,257,240	38,869	$851,239
Patrick Mathis	54,118	$859,155	32,413	$709,963
Shuster Performance-Based RSU Award
In order to further the alignment between CEO compensation and long-term stockholder interests, in February 2017, the Committee granted Mr. Shuster (then the Company's CEO) a multi-year performance-based RSU (PRSU) award with a target value at the date of the award of $2.85 million. Based on the $11.10 closing price of our common stock on NASDAQ on February 9, 2017, Mr. Shuster's award consisted of two equal tranches of 128,378 PRSUs each, "Tranche 1" and "Tranche 2." The Committee set performance targets, discussed below, nearly two years prior to the time at which achievement would be measured for each Tranche, with a requirement that at least the threshold target be achieved as of the applicable measurement date as a condition to any vesting.
Tranche 1 was eligible to vest on December 31, 2018, with such vesting measured against 2018 ROE targets that were established by the Committee in February 2017 (the 2018 ROE Goals). In February 2019, the Committee made the determination that the Company achieved the maximum 2018 ROE Goal (i.e., in excess of 15%). Based on the Committee's determination, Mr. Shuster earned 125% of the target number of RSUs in Tranche 1 (i.e., 125% of the 128,378 RSUs in Tranche 1), and in accordance with the terms of the award, the Company authorized the issuance of 160,472 shares of common stock to Mr. Shuster on February 13, 2019.
Tranche 2 was eligible to vest on December 31, 2019, with vesting measured against 2019 ROE targets that were established by the Committee on February 7, 2018 (the 2019 ROE Goals).
The chart below illustrates the 2019 ROE Goals.

	Max	Target	Threshold

2019 ROE Goals*	17.5% +	15-16.5%	14%	< 14%

2019 RSU Vest	125%	100%	50%	0%

*	2019 ROE, expressed as a percentage, means the Company's GAAP net income for the 2019 fiscal year divided by the average shareholders' equity for the year ended December 31, 2019.
Record GAAP net income of $172 million for the 2019 fiscal year led to a 2019 ROE (as defined in the award) of 21.1%. In February 2020, the Committee made the determination that the Company achieved the 2019 ROE Goal in excess of 17.5%, taking into consideration factors leading to the Company's significant out-performance. Based on the Committee's determination, Mr. Shuster earned 125% of the target number of RSUs in Tranche 2 (i.e., 125% of the 128,378 RSUs in Tranche 2), and in accordance with the terms of the award, the Company authorized the issuance of 160,472 shares of common stock to Mr. Shuster on February 13, 2020.

Compensation of Named Executive Officers | Compensation and Related Tables
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Potential Payments upon Termination of Employment or Change in Control as of December 31, 2019
The following summarizes the compensation and benefits payable to each of our NEOs if an NEO's employment is terminated under various circumstances. In addition to the amounts described below, the NEOs would be entitled to earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period, (other than any portion of such annual bonus that was previously deferred which would have been paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits).
Termination of Employment without Cause or Resignation with Good Reason
NEOs' Unvested Stock Option Awards
All of our NEOs' outstanding, unvested stock option grants have been under the 2012 Plan. Each NEO's 2019 stock option award agreement provides that if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date, a prorated portion of the executive's unvested options that would have vested on the next vesting date would vest, based on the number of days that such executive was employed during the applicable vesting term (referred to herein as a "pro-rata vesting"). Our NEOs' 2017 and 2018 stock option award agreements (other than Mr. Shuster's 2017 and 2018 option grants and Mr. Pollitzer's 2017 option grant), provide for pro-rata vesting if the NEO's employment is terminated by us without cause. Mr. Shuster's 2017 and 2018 stock option award agreements provide for immediate vesting of all unvested stock options upon a termination of employment without "cause" or for "good reason." Mr. Pollitzer's 2017 stock option award agreement provides for immediate vesting of all unvested stock options under such grant if we terminate his employment without cause. Our NEOs would have 90 days following a termination of employment without cause or for good reason, as applicable, to exercise any of their vested stock options.
NEOs' Unvested RSU and PRSU Awards
All of our NEOs' outstanding, unvested RSU and PRSU grants have been under the 2014 Plan. Each NEO's 2019 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date. Other than Mr. Shuster, each NEO's 2018 RSU award agreement and each of Mr. Pollitzer's 2017 RSU award agreements provides for pro-rata vesting if the NEO's employment is terminated by us without cause, subject to the executive having served as an employee of the Company for at least one year. Mr. Shuster's 2018 RSU award agreement provides for immediate vesting of all unvested, time-based RSUs upon a termination of employment without "cause" or for "good reason." Further, upon such a termination, Mr. Shuster's PRSU award provides that any unvested PRSUs would remain outstanding and vest subject to achievement of the specified performance goals, as determined by the Committee in accordance with the terms of the award agreement. Mr. Shuster became fully vested in his PRSU award on February 13, 2020.
Severance Plan Termination
In 2019, each NEO was eligible to participate in the Severance Plan. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Severance Plan," above. Upon a Severance Termination as of December 31, 2019, subject to the NEO's execution of a separation agreement and release, Ms. Merkle and Messrs. Leatherberry, Mathis and Shuster would have received 12 months' base salary and 12 months of healthcare insurance premium contributions and Mr. Pollitzer would have received six months' base salary and six months of healthcare insurance premium contributions. Insurance premium contributions are paid at the active employee rate.
In addition, the Shuster Letter provides enhanced severance benefits for Mr. Shuster if his employment is terminated prior to January 1, 2021 under circumstances that would entitle him to severance benefits under the Severance Plan. Subject to Mr. Shuster's execution and non-revocation of a release of claims against the Company, he will be eligible to receive, in addition to the payments and benefits under the Severance Plan, a lump sum cash payment on the 30th day following his termination date equal to the sum of (a) the amount of base salary he would have earned from the date of his termination through December 31, 2020, (b) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2019 has been paid, his target Annual Bonus for calendar year 2019, (c) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2020 has been paid, his target Annual Bonus for calendar year 2020, and (d) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2021 has been paid, his target Annual Bonus for calendar year 2021.

2020 PROXY STATEMENT     31

Compensation of Named Executive Officers | Compensation and Related Tables
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Termination of Employment for Cause or Voluntary Resignation
For each of our NEOs, all unvested equity awards will be forfeited following the Company's termination of the executive's employment for "cause" (as defined in the applicable equity plan) or the executive's voluntary resignation of employment other than for "good reason." If any NEO is terminated for cause or voluntarily resigns, such NEO would not be entitled to payment of any severance benefit, but would be paid Accrued Compensation and Accrued Benefits, if any.
Termination of Employment Due to Death or Disability
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of Accrued Compensation and Accrued Benefits. Each NEO equity award (other than Mr. Shuster's PRSU award) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Any such vested options would become and remain exercisable until the first anniversary of the related termination of employment. Mr. Shuster's PRSU award provides that any unvested PRSUs shall vest immediately at target and be deemed to be fully earned and payable, if Mr. Shuster's employment is terminated due to death or disability.
Change in Control
The Company's CIC Severance Plan provides for "double-trigger" severance benefits for our NEOs following a change in control. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change in Control Severance Plan," above. Under the CIC Severance Plan, if an NEO's employment is terminated without cause or for good reason, within 24 months after a change in control, or six months before a change in control (if the termination within that six month period occurs after a definitive agreement that contemplates such change in control is executed and the change in control occurs), such participant shall be entitled to the following lump sum cash payments, subject to the NEO's execution and non-revocation of a separation agreement and release:

(i)
a lump sum cash payment equal to (A) the sum of the NEO's base salary and target discretionary bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;

(ii)	a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the NEO's COBRA Period;

(iii)
a lump sum cash payment equal to the NEO's target discretionary bonus for the fiscal year in which the NEO is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and

(iv)	any Accrued Compensation and Accrued Benefits.
In addition, pursuant to the terms of the applicable award agreements, upon a "change in control," (as defined in the applicable equity plan) all outstanding stock options and time-based RSUs granted to our NEOs will immediately vest and options would become exercisable. With respect to Mr. Shuster's PRSU award, if there was a change in control occurring prior to the date the Committee determined satisfaction of applicable performance goals, such PRSUs would have vested immediately and been deemed to be earned and payable in an amount equal to the full value of the PRSUs with applicable ROE goals deemed achieved based on the greater of target performance and actual performance as determined by the Committee prior to the change in control. If an NEO's employment is terminated for any reason (other than for "cause" as defined in the applicable equity plan) during the two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.

Compensation of Named Executive Officers | Compensation and Related Tables
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NEO Termination Payments
The following table reflects the estimated payments to our NEOs that would have been made upon certain hypothetical terminations of employment or a change in control, with such payments based on the assumption that such an event occurred on December 31, 2019. The closing price of our common stock on December 31, 2019 on NASDAQ was $33.18 per share (the Closing Price).

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)	Restricted Stock Unit Vesting ($)	Benefits ($)	Total ($)
Claudia J. Merkle	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$607,726 (1)	$298,023 (2)	-	$905,749
	Severance Termination	$650,000 (3)	$607,726 (1)	$298,023 (2)	$22,416 (3)	$1,578,165
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$739,650 (4)	$1,031,832 (4)	-	$1,771,482
	Termination Following Change in Control	$3,294,831 (5)	$1,270,318 (6)	$2,579,911 (7)	-	$7,145,060
	No Termination Following Change in Control	-	$1,270,318 (6)	$2,579,911 (7)	-	$3,850,229
Bradley M. Shuster	Voluntary Resignation	-	-	-	-	-
	Termination without Cause or for Good Reason	-	$4,319,462 (8)	$502,743 (9)	-	$4,822,205
	Severance Termination	$3,250,000 (3)	$4,319,462 (8)	$502,743 (9)	$15,777 (3)	$8,087,982
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$3,144,038 (4)	$4,961,240 (4)	-	$8,105,278
	Termination Following Change in Control	$3,281,554 (5)	$4,769,502 (6)	$6,387,847 (7)	-	$14,438,903
	No Termination Following Change in Control	-	$4,769,502 (6)	$6,387,847 (7)	-	$11,157,349
Adam S. Pollitzer	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$752,505 (1)	$1,209,179 (2)	-	$1,961,684
	Severance Termination	$250,000 (3)	$752,505 (1)	$1,209,179 (2)	$16,154 (3)	$2,227,838
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$651,345 (4)	$1,505,012 (4)	-	$2,156,357
	Termination Following Change in Control	$2,048,463 (10)	$1,362,784 (6)	$5,517,303 (7)	-	$8,928,550
	No Termination Following Change in Control	-	$1,362,784 (6)	$5,517,303 (7)	-	$6,880,087
William J. Leatherberry	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$558,765 (1)	$233,322 (2)	-	$792,087
	Severance Termination	$460,000 (3)	$558,765 (1)	$233,322 (2)	$21,167 (3)	$1,273,254
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$634,123 (4)	$680,290 (4)	-	$1,314,413
	Termination Following Change in Control	$1,871,750 (10)	$1,176,932 (6)	$1,645,861 (7)	-	$4,694,543
	No Termination Following Change in Control	-	$1,176,932 (6)	$1,645,861 (7)	-	$2,822,793
Patrick Mathis	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$423,444 (1)	$227,980 (2)	-	$651,424
	Severance Termination	$435,000 (3)	$423,444 (1)	$227,980 (2)	$34,793 (3)	$1,121,217
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$480,845 (4)	$610,114 (4)	-	$1,090,959
	Termination Following Change in Control	$1,792,189 (10)	$776,811 (6)	$1,412,672 (7)	-	$3,981,672
	No Termination Following Change in Control	-	$776,811 (6)	$1,412,672 (7)	-	$2,189,483

2020 PROXY STATEMENT     33

Compensation of Named Executive Officers | Compensation and Related Tables
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(1)
Such NEOs' 2017 and 2018 stock option grants (other than Mr. Pollitzer's 2017 stock option grant) provide for pro-rata vesting if an NEO's employment is terminated by us without cause, including a Severance Termination under the Severance Plan. With such a termination, all of Mr. Pollitzer's 2017 unvested stock options would have vested and become fully exercisable. No value is included in this table for pro-rata vesting under our NEOs' 2019 stock option grants, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. See "Compensation and Related Tables - Outstanding Equity Awards at 2019 Fiscal Year-End" and " -Termination of Employment without Cause or Resignation with Good Reason," above.

(2)
Such NEOs' 2018 RSU grants and Mr. Pollitzer's 2017 RSU grants provide for pro-rata vesting if the NEO's employment is terminated by us without cause, including a Severance Termination under the Severance Plan. No value is included in this table for pro-rata vesting under our NEOs' 2019 RSU grants, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. See "Compensation and Related Tables - Outstanding Equity Awards at 2019 Fiscal Year-End" and "- Termination of Employment without Cause or Resignation with Good Reason" above.

(3)
Amounts payable under the Severance Plan upon a Severance Termination. Each of our NEOs other than Mr. Pollitzer would have been eligible to be paid 12 months' base salary and to receive 12 months of healthcare insurance premium contributions, and Mr. Pollitzer would have been eligible to be paid six months' base salary and to receive six months of healthcare insurance premium contributions. Mr. Shuster would also have been eligible to receive enhanced severance benefits under the Shuster Letter. Amounts shown in the table for Mr. Shuster assume that his annual base salary and target bonus remain at their 2019 amounts through December 31, 2021. See " - Severance Plan Termination," above.

(4)
Each NEO equity award (other than Mr. Shuster's PRSUs) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Mr. Shuster's PRSU award provides that any unvested PRSUs shall vest immediately at target, if Mr. Shuster's employment is terminated due to death or disability. Mr. Shuster's PRSU award is assumed to vest immediately at target upon a termination due to death or disability, notwithstanding the fact Mr. Shuster's PRSU award vested in full on February 13, 2020.

(5)
Under the CIC Severance Plan, Ms. Merkle and Mr. Shuster would be entitled to a lump sum cash payment equal to the sum of (i) two times the sum of the executive's annual base salary and target annual bonus, in each case, as in effect immediately prior to the termination; (ii) the executive's target annual bonus for the fiscal year in which the termination occurs, pro-rated through the date of termination as described in the CIC Severance Plan; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2019, the COBRA period was 24 months for Ms. Merkle and Mr. Shuster.

(6)	Upon a change in control, any unvested stock options would fully vest and become fully exercisable.

(7)	Upon a change in control, any unvested time-based RSUs would fully vest and, for Mr. Shuster, 100% of the shares subject to Tranche 2 of his PRSU award would have fully vested at target.

(8)
Upon a termination of employment without cause or for good reason, including a Severance Termination under the Severance Plan, Mr. Shuster's 2017 and 2018 unvested stock options would fully vest and become fully exercisable. No value is included in this table for pro-rata vesting under Mr. Shuster's 2019 stock option grant, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. See "Compensation and Related Tables - Outstanding Equity Awards at 2019 Fiscal Year-End" and "- Termination of Employment without Cause or Resignation with Good Reason" above.

(9)
Upon a termination of employment without cause or for good reason, including a Severance Termination under the Severance Plan, Mr. Shuster's 2018 RSUs would fully vest and Tranche 2 of his PRSU award would have remained outstanding and subject to vesting upon the achievement of the applicable ROE goals, as determined by the Committee in accordance with the terms of the award agreement. No value is included in this table for pro-rata vesting under Mr. Shuster's 2019 RSU grant, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. See "Compensation and Related Tables - Outstanding Equity Awards at 2019 Fiscal Year-End" and "- Termination of Employment without Cause or Resignation with Good Reason" above.

(10)
Under the CIC Severance Plan, such NEOs would be entitled to a lump sum cash payment equal to the sum of (i) one and one-half times the sum of the NEO's annual base salary and target annual bonus, in each case as in effect immediately prior to the termination; (ii) the NEO's target annual bonus for the fiscal year in which the termination occurs, pro-rated through the date of termination as described in the CIC Severance Plan; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2019, the COBRA period was 18 months for such NEOs.

Compensation of Named Executive Officers | CEO Pay Ratio
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CEO PAY RATIO
Below is: (i) the 2019 annual total compensation of our CEO; (ii) the 2019 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

Ms. Merkle's 2019 Annual Total Compensation*	$3,464,985
Median Employee's 2019 Annual Total Compensation	$165,982
CEO to Median Employee Pay Ratio	21:1
* Our CEO's 2019 annual total compensation is the same amount disclosed above in the 2019 Summary Compensation Table.
Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. We explain below our methodology and process for identifying our median employee and calculating our CEO to median employee pay ratio:

•
Determined Employee Population. Our employee population consisted of all full- and part-time employees other than Ms. Merkle who were employed by the Company on December 31, 2019, the date we selected to identify our employees for purposes of the pay ratio calculation (2019 Population). As of December 31, 2019, our 2019 Population, excluding Ms. Merkle, consisted of 320 individuals employed in the United States.

•
Identified the Median Employee. We then compiled compensation information for each employee in the 2019 Population for full fiscal year 2019 using a consistently applied compensation measure in accordance with SEC rules. To identify the median employee, we used the following elements of compensation: 2019 annual cash compensation (i.e., salary, or wages, as applicable); cash bonuses and commissions paid in 2019; the grant date fair value of equity awards granted in 2019; and the elements of compensation required to be included under SEC rules in the "All Other Compensation" column of the Summary Compensation Table for 2019. For all full- and part-time employees who worked for the Company less than the full year (e.g., new hires during the year), we annualized their 2019 cash compensation and assumed payment of bonuses and commissions at target levels. We included bonuses, commissions, equity grants and the value of other benefits in our calculation, as these compensation components are widely distributed across our workforce.

•
Calculated CEO Pay Ratio. We calculated our median employee's annual compensation for 2019 according to the SEC's instructions for preparing the Summary Compensation Table. We then calculated our CEO's annual total compensation using the same approach to determine the pay ratio shown above.

Comparability
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

2020 PROXY STATEMENT     35

Beneficial Ownership of Common Stock
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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information about the beneficial ownership of our common stock as of March 25, 2020 for:

•	each person known to us to be the beneficial owner of more than five percent of our Class A common stock;

•	each NEO;

•	each of our directors; and

•	all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 68,873,492 shares of our Class A common stock outstanding as of March 25, 2020. There are currently no shares of our Class B common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person those shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 25, 2020 and RSUs held by that person that will vest within 60 days of March 25, 2020. We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
Named Executive Officers and Directors:	Number	%
Bradley M. Shuster (1)	1,591,709	2.3%
Claudia J. Merkle (2)	198,797	*
Adam S. Pollitzer (3)	103,301	*
William J. Leatherberry (4)	153,658	*
Patrick Mathis (5)	65,937	*
James H. Ozanne (6)	111,311	*
Steven L. Scheid (7)	63,622	*
Michael Embler (8)	98,361	*
James G. Jones (9)	177,861	*
Michael Montgomery (10)	60,474	*
Regina Muehlhauser (11)	33,755	*
Lynn S. McCreary (12)	4,354	*
All executive officers and directors as a group (13 persons)	2,707,052	3.8%

*	Represents less than 1% of beneficial ownership.

(1)
Represents 521,120 shares held directly, 47,150 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 1,023,439 vested stock options.

(2)	Represents 49,967 shares held directly and 148,830 vested stock options.

(3)	Represents 9,260 shares held directly, 44,753 RSUs expected to vest within 60 days of March 25, 2020, 22,965 options expected to vest within 60 days of March 25, 2020, and 26,323 vested stock options.

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________

(4)	Represents 94,730 shares held directly and 58,928 vested stock options.

(5)	Represents 28,647 shares held directly and 37,290 vested stock options.

(6)
Represents 63,332 shares held directly, 5,000 shares held by Greenrange Partners LLC, a venture capital investment company for which Mr. Ozanne serves as principal, 38,625 vested stock options, and 4,354 RSUs expected to vest within 60 days of March 25, 2020.

(7)
Represents 49,268 shares held directly, 10,000 shares held in the Scheid Family Trust, of which Mr. Scheid and his wife are co-trustees and beneficiaries, and 4,354 RSUs expected to vest within 60 days of March 25, 2020.

(8)	Represents 56,194 shares held directly, 37,813 vested stock options, and 4,354 RSUs expected to vest within 60 days of March 25, 2020.

(9)
Represents 91,194 shares held directly, 57,000 shares held in the James G. Jones and Maria F. Jones Revocable Trust, 25,313 vested stock options, and 4,354 RSUs expected to vest within 60 days of March 25, 2020.

(10)	Represents 18,307 shares held directly, 37,813 vested stock options, and 4,354 RSUs expected to vest within 60 days of March 25, 2020.

(11)	Represents 25,781 shares held directly and 7,974 RSUs expected to vest within 60 days of March 25, 2020.
(12) Represents 4,354 RSUs expected to vest within 60 days of March 25, 2020.

Greater than 5% Stockholders, as of March 25, 2020	Number	%
BlackRock, Inc.(1)	10,066,700	14.6%
Vanguard Group Inc.(2)	5,817,145	8.4%
Oaktree Capital Management L.P.(3)	4,400,000	6.4%

(1)
Based on a Schedule 13G/A filed with the SEC on February 4, 2020. The number of shares reported includes: (a) 9,950,959 shares over which BlackRock, Inc. has sole voting power and (b) 10,066,700 shares over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, Blackrock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (entity beneficially owns 5% or greater of the outstanding shares reported by BlackRock, Inc.), BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. Item 6 of the 13G/A reports that iShares Corp S&P small-cap ETF owns more than 5% of NMI's common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020. The number of shares reported includes: (a) 137,888 shares over which The Vanguard Group has sole voting power; (b) 11,735 shares over which The Vanguard Group has shared voting power; (c) 5,676,161 shares over which The Vanguard Group has sole dispositive power; and (d) 140,984 shares over which The Vanguard Group has shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 129,249 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 20,374 shares as a result of serving as investment manager of Australian investment offerings. The reporting person's principal business address is 100 Vanguard Blvd., Malvern, PA19355.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020. The number of shares reported includes 4,400,000 shares over which each of the following entities have shared voting and dispositive power: Oaktree Value Equity Holdings, L.P., a Delaware limited partnership ("VE Holdings"), in its capacity as the direct owner of 4,400,000 Shares; Oaktree Value Equity Fund GP, L.P., a Cayman Islands exempted limited partnership ("VEF GP"), in its capacity as the general partner of VE Holdings; Oaktree Value Equity Fund GP Ltd., a Cayman Islands exempted company ("VEF Ltd."), in its capacity as the general partner of VEF GP; Oaktree Capital Management, L.P., a Delaware limited partnership ("Management"), in its capacity as the sole director of VEF Ltd.; Oaktree Capital Management GP, LLC, a Delaware limited liability company ("Management GP"), in its capacity as the general partner of Management; Atlas OCM Holdings LLC, a Delaware limited liability company ("Atlas"), in its capacity as the sole managing member of Management GP; Oaktree Fund GP I, L.P., a Delaware limited partnership ("GPI"), in its capacity as sole shareholder of VEF Ltd.; Oaktree Capital I, L.P., a Delaware limited partnership ("Capital I"), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company ("Holdings I"), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company ("Holdings LLC") in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company ("OCG"), in its capacity as the managing member of Holdings LLC; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company ("OCGH"), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc., a Canadian corporation ("BAM"), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; and Partners Limited, a Canadian corporation ("Partners"), in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield Asset Management, Inc. The principal business address for each of the above reporting persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

2020 PROXY STATEMENT     37

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________

Equity Compensation Plans Information
The following table sets forth information as of December 31, 2019 with respect to compensation plans under which shares of the Company's common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (2)	Weighted-average exercise price of outstanding options, warrants, and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (4)
Equity compensation plans approved by security holders (1)	3,130,595	$13.04	2,595,598
Equity compensation plans not approved by security holders	—	—	—
Total	3,130,595	$13.04	2,595,598

(1)	NMI Holdings, Inc. 2012 Stock Incentive Plan (2012 Plan) and NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan).

(2)
Includes 1,664,309 and 263,800 shares to be issued upon exercise of outstanding stock options under the 2012 and 2014 Plans, respectively, and 273,667 and 928,819 unvested RSUs granted under the 2012 and 2014 Plans, respectively.

(3)	Weighted-average exercise price is based solely on outstanding options.

(4)	The amount shown includes 506,709 shares available for use with awards granted under the 2012 Plan and 2,088,889 shares available for use with awards granted under the 2014 Plan.

Item 2 - Advisory Approval of our Executive Compensation
__________________________________________________________________________________________________________________________________________________________________________

ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

This "say-on-pay" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, the compensation of our NEOs as described in detail above under the heading "Compensation of Named Executive Officers."
As described in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success, while maximizing stockholder value creation over the long-term. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described above. Accordingly, we strongly believe you should approve our NEOs' compensation paid in 2019. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee will review and consider the voting results when making future decisions regarding the Company's compensation philosophy and plan design.
Stockholder Vote Required
Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the advisory approval of our executive compensation.

2020 PROXY STATEMENT     39

Item 3 - Ratification of Appointment of Independent Auditors
__________________________________________________________________________________________________________________________________________________________________________

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the accounting firm of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2020. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
For the years ended December 31, 2019 and December 31, 2018, BDO billed us fees for services of the following types:

Audit and Other Fees	2019	2018
Audit Fees(1)	$822,595	$894,333
Audit-Related Fees(1)	56,450	79,525
Tax Fees	—	—
All Other Fees	—	—
Total Audit and Other Fees	$879,045	$973,858
(1) Certain "Audit Fees" have been reclassified as "Audit-Related Fees" in the prior period.
Audit Fees for 2019 and 2018 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement.
Audit-Related Fees for 2019 and 2018 are fees for assurance and related services (e.g., due diligence services) that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under "Audit Fees." Audit-Related Fees for 2019 and 2018 also include professional services rendered in connection with reinsurance transactions.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services that will cost in excess of $25,000 to be performed by the independent auditor. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2019.
Stockholder Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________

APPENDIX A

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES
We believe the use of the non-GAAP measures of adjusted income before tax and adjusted net income enhance the comparability of our fundamental financial performance between periods and provide relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. The measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Although adjusted income before tax and adjusted net income exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

•
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

•
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

•
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

•
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results. There were no infrequent or unusual non-operating items for the periods presented in this proxy statement.

2020 PROXY STATEMENT    i

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________

Non-GAAP Financial Measure Reconciliation

	Year Ended
	2019	2018
As Reported	(In Thousands)
Revenues
Net premiums earned	$345,015	$251,197
Net investment income	30,856	23,538
Net realized investment gains	45	57
Other revenues	2,855	233
Total revenues	378,771	275,025
Expenses
Insurance claims and claims expenses	12,507	5,452
Underwriting and operating expenses(1)	126,621	116,966
Service expenses(1)	2,248	270
Interest expense	12,085	14,979
Loss from change in fair value of warrant liability	8,657	1,397
Total expenses	162,118	139,064

Income before income taxes	216,653	135,961
Income tax expense	44,696	28,034
Net income	$171,957	$107,927
Adjustments:
Net realized investment (gains)	(45)	(57)
Loss from change in fair value of warrant liability	8,657	1,397
Capital markets transaction costs	2,353	4,894
Adjusted income before taxes	227,618	142,195

Income tax expense on adjustments	485	905
Adjusted net income	$182,437	$113,256
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior period.

ii

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________

We also believe that use of the non-GAAP measures of adjusted operating income, adjusted return-on-equity and adjusted expense ratio assist in the measurement of performance for bonus determination. Use of these non-GAAP financial measures are consistent with the performance goals set forth in the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Company's 2019 operational plan and budget approved by the Board.
Adjusted operating income, as approved by the Compensation Committee, is defined as GAAP pre-tax income, excluding the pre-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment.
Adjusted return-on-equity, as approved by the Compensation Committee, is defined as GAAP net income, excluding the after-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by average of 12/31/2018 and 12/31/2019 GAAP shareholders' equity, excluding the GAAP impact of changes in accumulated comprehensive other income.
Adjusted expense ratio, as approved by the Compensation Committee, is defined as GAAP net operating expense, excluding the pre-tax impact of bonus accruals and performance awards above/below target and expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by GAAP net premiums earned.
The items excluded from adjusted operating income, adjusted return-on-equity and adjusted expense ratio represent items that are calculated in accordance with formulas approved by the Compensation Committee. The primary purpose of the exclusions from operating income is to remove elements of income or loss which, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing the Company's achievement of the corporate bonus objectives.

•
Net realized investment gains and losses. The recognition of net investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

•
Change in fair value of warrant liability. We exclude fluctuations related to the change in fair value of our warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results.

•
Bonus accruals and performance awards above/below target. Adjusted operating income is one of the metrics used to set the threshold for the establishment of a bonus pool and performance targets; therefore, the metric was defined in a manner that would illustrate trends in profitability and operating performance without the impact of bonuses or performance awards above/below target. Expenses associated with these items are estimates recorded throughout the fiscal year, which are ultimately dependent on approval from the Compensation Committee.

•
Capital markets transaction costs. Expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment are excluded. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

2020 PROXY STATEMENT    iii

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Wednesday, May 13, 2020. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2020

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Wednesday, May 13, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E68227-P16580	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors, FOR Proposal 2 and FOR Proposal 3.		ú	ú	ú
1.	Election of Directors
01)	Bradley M. Shuster	06)	Michael Montgomery
02)	Claudia J. Merkle	07)	Regina Muehlhauser
03)	Michael Embler	08)	James H. Ozanne
04)	James G. Jones	09)	Steven L. Scheid
05)	Lynn McCreary
						For	Against	Abstain
2.	Advisory approval of our executive compensation.					ú	ú	ú

						For	Against	Abstain
3.	Ratification of the appointment of BDO USA, LLP as NMI Holdings, Inc.'s independent auditors.					ú	ú	ú

4.	Any other matters that may properly come before the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.					ú

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

To the Stockholders of NMI Holdings, Inc.:
The 2020 Annual Meeting of Stockholders ("Annual Meeting") of NMI Holdings, Inc. ("NMI") will be held as a virtual meeting on Thursday, May 14, 2020, at 8:30 A.M. Pacific Time, to vote on the following matters:

1.	The election of nine directors;

2.	Advisory approval of our executive compensation;

3.	Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and

4.	Any other matters that properly come before the Annual Meeting.
The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2019 Annual Report and vote at www. proxyvote.com.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2020 on Thursday, May 14, 2020, at 8:30 A.M. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Executive Chairman
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E68228-P16580
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
        The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 14, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR  PROPOSAL 2; (3) FOR PROPOSAL 3; AND (4) IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
(Continued and to be marked, dated and signed, on the reverse side)